                                                                    EXHIBIT 99.1
                                                                  EXECUTION COPY



================================================================================







                          SECURITIES PURCHASE AGREEMENT

                                      AMONG

                             CARRIZO OIL & GAS, INC.

                                   AS ISSUER,

                                       AND

                   THE INVESTORS LISTED ON SCHEDULE 1.1 HERETO


                                DECEMBER 15, 1999






================================================================================

                                TABLE OF CONTENTS

                                                                                                               Page


Article I DEFINITIONS.............................................................................................2
   1.1    Defined Terms...........................................................................................2
   1.2    Terms Generally........................................................................................16
   1.3    Use of Defined Terms...................................................................................16
   1.4    Cross-References.......................................................................................17
   1.5    Currency...............................................................................................17
   1.6    Accounting Terms; GAAP.................................................................................17

Article II PURCHASE AND SALE OF THE PURCHASED SECURITIES.........................................................17
   2.1    Authorization and Issuance of the Purchased Securities.................................................17
   2.2    Delivery of the Purchased Securities...................................................................18
   2.3    Closing................................................................................................18

Article III PROVISIONS OF THE NOTES AND THE WARRANTS.............................................................18
   3.1    The Notes..............................................................................................18
   3.2    General Provisions As To Payments......................................................................18
   3.3    Interest...............................................................................................19
   3.4    Interest on Overdue Amounts............................................................................21
   3.5    Mandatory Prepayment...................................................................................21
   3.6    Optional Prepayments...................................................................................22
   3.7    Securities Register....................................................................................22
   3.8    Lost, Etc. Securities..................................................................................23
   3.9    Several Obligations; Remedies Independent..............................................................23

Article IV REPRESENTATIONS AND WARRANTIES........................................................................23
   4.1    Corporate Existence....................................................................................23
   4.2    Corporate Power and Authorization......................................................................24
   4.3    Binding Obligations....................................................................................24
   4.4    No Violation...........................................................................................24
   4.5    Consents...............................................................................................24
   4.6    SEC Documents and Financial Statements.................................................................24
   4.7    Reserve Report.........................................................................................25
   4.8    No Material Adverse Effect.............................................................................25
   4.9    Liabilities; Indebtedness..............................................................................25
   4.10   Litigation.............................................................................................26
   4.11   Specified Contract and Commitments.....................................................................26
   4.12   Title to Properties and Assets; Leases.................................................................27
   4.13   Compliance with the Law................................................................................28
   4.14   Taxes..................................................................................................29
   4.15   Employee Benefit Matters...............................................................................29
   4.16   Investment Company Act.................................................................................30
   4.17   Public Utility Holding Company Act.....................................................................30

   4.18   No Restrictions on Affiliates..........................................................................31
   4.19   Capitalization.........................................................................................31
   4.20   Subsidiaries...........................................................................................31
   4.21   Environmental Matters..................................................................................31
   4.22   Intellectual Property and Other Intangible Assets......................................................33
   4.23   No Public Offer........................................................................................33
   4.24   Insurance..............................................................................................33
   4.25   Certain Transactions...................................................................................33
   4.26   Use of Proceeds........................................................................................34
   4.27   Plugging and Abandonment Obligations...................................................................34
   4.28   No Material Misstatements or Omissions.................................................................34
   4.29   Fees and Commissions...................................................................................35
   4.30   Enron Purchase Agreement...............................................................................35
   4.31   Projections............................................................................................35

Article V REPRESENTATIONS AND WARRANTIES OF INVESTORS............................................................35
   5.1    Representations and Warranties of Each Investor........................................................35

Article VI CONDITIONS TO PURCHASE................................................................................36
   6.1    Conditions to Obligations of Investors on the Closing Date.............................................36

Article VII AFFIRMATIVE COVENANTS................................................................................37
   7.1    Existence; Businesses and Properties...................................................................38
   7.2    Insurance..............................................................................................38
   7.3    Taxes, Etc.............................................................................................38
   7.4    Financial Statements, Reports, etc.....................................................................39
   7.5    Litigation and Other Notices...........................................................................40
   7.6    Employee Benefits......................................................................................41
   7.7    Maintaining Records; Access to Properties and Inspections..............................................41
   7.8    Subsidiaries...........................................................................................42
   7.9    Compliance with Environmental Laws.....................................................................42
   7.10   Preparation of Environmental Reports...................................................................42
   7.11   Amendments.............................................................................................42
   7.12   Fiscal Year............................................................................................42

Article VIII NEGATIVE COVENANTS..................................................................................43
   8.1    Indebtedness...........................................................................................43
   8.2    Liens..................................................................................................44
   8.3    Investments, Loans and Advances........................................................................46
   8.4    Mergers, Consolidations, Sales of Assets and Acquisitions..............................................47
   8.5    Dividends and Distributions; Restrictions on Ability of Subsidiaries to Pay Dividends..................49
   8.6    Transactions with Affiliates...........................................................................49
   8.7    Business of Company and Subsidiaries...................................................................50
   8.8    Subsidiary Capital Stock...............................................................................50
   8.9    Limitation on Certain Payments and Prepayments.........................................................50
   8.10   Tangible Net Worth Requirement.........................................................................50
   8.11   EBITDA to Debt Service Ratio...........................................................................50

   8.12   Consolidated Capital Expenditures......................................................................50
   8.13   Certain Documents and Agreements.......................................................................51

Article IX SUBORDINATION OF NOTES................................................................................52
   9.1    Notes Subordinate to Senior Indebtedness...............................................................52
   9.2    Payment Over of Proceeds Upon Dissolution, Etc.........................................................52
   9.3    No Payment When Senior Indebtedness in Default.........................................................53
   9.4    Payment Permitted If No Default........................................................................55
   9.5    Subrogation to Rights of Holders of Senior Indebtedness................................................55
   9.6    Provisions Solely to Define Relative Rights............................................................56
   9.7    No Waiver of Subordination Provisions..................................................................56
   9.8    Notice to Investors....................................................................................56
   9.9    Reliance on Judicial Order or Certificate of Liquidating Agent.........................................57
   9.10   Holders of Senior Indebtedness as Third Party Beneficiary..............................................57

Article X TRANSFER OF SECURITIES.................................................................................58
   10.1   Restriction on Transfer................................................................................58
   10.2   Restrictive Legends....................................................................................58
   10.3   Notice of Transfer.....................................................................................59

Article XI EVENTS OF DEFAULT.....................................................................................59
   11.1   Defaults...............................................................................................59

Article XII MISCELLANEOUS........................................................................................62
   12.1   Notices................................................................................................62
   12.2   Survival of Agreement..................................................................................62
   12.3   Successors and Assigns.................................................................................63
   12.4   Expenses of the Investors..............................................................................63
   12.5   Indemnification........................................................................................64
   12.6   Third Party Claims.....................................................................................65
   12.7   GOVERNING LAW..........................................................................................67
   12.8   Waivers; Amendments....................................................................................67
   12.9   Independence of Covenants..............................................................................68
   12.10  No Fiduciary Relationship; No Duty of Designated Holder................................................68
   12.11  No Duty................................................................................................69
   12.12  Construction...........................................................................................69
   12.13  Severability...........................................................................................69
   12.14  Counterparts...........................................................................................69
   12.15  Confidentiality........................................................................................69
   12.16  Headings...............................................................................................70
   12.17  Entire Agreement.......................................................................................70

EXHIBITS

EXHIBIT A - Form of Compliance Sideletter

EXHIBIT B - Form of Note

EXHIBIT B - Form of Solvency Certificate

EXHIBIT D - Form of Payment Direction Letter

EXHIBIT E - Form of Opinion of Company's Counsel



ANNEXES

ANNEX A  - Schedule of Documents

SCHEDULES

SCHEDULE 1.1    - Investors
SCHEDULE 1.2    - Projections
SCHEDULE 4.9    - Liabilities
SCHEDULE 4.10   - Litigation
SCHEDULE 4.11   - Specified Contracts
SCHEDULE 4.12   - Exceptions to Title
SCHEDULE 4.15   - Employee Benefit Matters
SCHEDULE 4.19   - Ownership; Capital Stock
SCHEDULE 4.21   - Environmental Matters
SCHEDULE 4.22   - Liens
SCHEDULE 4.25   - Certain Transactions
SCHEDULE 4.27   - Plugging and Abandonment Obligations
SCHEDULE 4.29   - Fees and Commissions
SCHEDULE 8.1    - Existing Indebtedness
SCHEDULE 8.2    - Existing Liens
SCHEDULE 8.6    - Transactions with Affiliates

                                  SCHEDULE 1.1

                       INVESTORS AND ADDRESSES FOR NOTICES


--------------------------------------------------------------------------------------------------------
INVESTOR                                PRINCIPAL AMOUNT OF    PURCHASE PRICE OF     NUMBER OF WARRANT
                                        NOTES PURCHASED        NOTES                 SHARES

--------------------------------------------------------------------------------------------------------
CB Capital Investors, L.P.              $17,600,001            $17,401,267.32        2,208,152
380 Madison Avenue
12th Floor
New York, NY  10017
Attention:  Christopher C. Behrens
            Dorian Faust
Telephone:  (212) 622-3100
Telecopier: (212) 622-3101

with a copy to:
O'Sullivan Graev & Karabell, LLP
30 Rockefeller Plaza
New York, New York  10112
Attention:  Frederick M. Bachman, Esq.
Telephone No.:  (212) 408-2400
Telecopier No.: (212) 728-5950
--------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
INVESTOR                                PURCHASE PRICE OF     NUMBER OF SHARES OF    PURCHASE PRICE OF
                                        WARRANTS              PURCHASED COMMON       PURCHASED COMMON
                                                              STOCK                  STOCK
---------------------------------------------------------------------------------------------------------
CB Capital Investors, L.P.              $198,733.68           2,909,092              $6,400,002
380 Madison Avenue
12th Floor
New York, NY  10017
Attention:  Christopher C. Behrens
            Dorian Faust
Telephone:  (212) 622-3100
Telecopier: (212) 622-3101

with a copy to:
O'Sullivan Graev & Karabell, LLP
30 Rockefeller Plaza
New York, New York  10112
Attention:  Frederick M. Bachman, Esq.
Telephone No.:   (212) 408-2400
Telecopier No.:  (212) 728-5950
---------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
 Mellon Ventures, L.P.                  2,200,000              2,175,158.29                276,019
 5 Radnor Corporate Center
 100 Matsonford Road, Suite 170
 Radnor, PA  19087
 Attention: Marc A. Cole
 Telephone:       (610) 688-4758
 Telecopier:      (610) 688-3930

 with a copy to:

 Dechert Price & Rhoads
 400 Bell Atlantic Tower
 1717 Arch Street
 Philadelphia, PA  19103-2793
 Attention: David S. Denious
 Telephone:       (215) 994-4000
 Telecopier:      (215) 994-2222

----------------------------------------------------------------------------------------------------------

Douglas A.P. Hamilton                     733,333                725,052.46                 92,006
14811 St. Mary's Lane
Suite 148
Houston, TX  77079
----------------------------------------------------------------------------------------------------------
Paul B. Loyd, Jr.                         733,333                725,052.46                 92,006
14811 St. Mary's Lane
Suite 148
Houston, TX  77079
----------------------------------------------------------------------------------------------------------
Steven A. Webster                         733,333                725,052.46                 92,006
14811 St. Mary's Lane
Suite 148
Houston, TX  77079
----------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
Mellon Ventures, L.P.                  24,841.71                 363,636                   800,000
5 Radnor Corporate Center
100 Matsonford Road, Suite 170
Radnor, PA  19087
Attention: Marc A. Cole
Telephone:       (610) 688-4758
Telecopier:      (610) 688-3930

with a copy to:

Dechert Price & Rhoads
400 Bell Atlantic Tower
1717 Arch Street
Philadelphia, PA  19103-2793
Attention: David S. Denious
Telephone:       (215) 994-4000
Telecopier:      (215) 994-2222

---------------------------------------------------------------------------------------------------------

Douglas A.P. Hamilton                    8,280.54                   121,212                266,666
14811 St. Mary's Lane
Suite 148
Houston, TX  77079
---------------------------------------------------------------------------------------------------------
Paul B. Loyd, Jr.                        8,280.54                   121,212                266,666
14811 St. Mary's Lane
Suite 148
Houston, TX  77079
---------------------------------------------------------------------------------------------------------
Steven A. Webster                        8,280.54                   121,212                266,666
14811 St. Mary's Lane
Suite 148
Houston, TX  77079
---------------------------------------------------------------------------------------------------------

                                     ANNEX A

                              SCHEDULE OF DOCUMENTS



1. INSURANCE. Satisfactory evidence that the insurance policies required by Section 7.2 of the Agreement are in full force and effect.;

2. CERTIFIED CHARTER. A copy of the Articles of Incorporation of the Company, and all amendments thereto, certified by the Secretary of State or other appropriate official of the jurisdiction of incorporation;

3. GOOD STANDING CERTIFICATES. Good standing certificates for the Company issued by the Secretary of State or other appropriate official of the jurisdiction of incorporation of such Person and each jurisdiction where the conduct of the Company's business activities or the ownership of its Properties necessitates qualification;

4. SOLVENCY CERTIFICATE. A certificate from the Financial Officer of the Company, substantially in the form of Exhibit C to the Agreement.

5.       PROJECTIONS.  True and complete copies of the Projections.

6. OFFICER'S CERTIFICATE. A certificate of a Responsible Officer of the Company certifying as to the matters set forth in Section 6.1(b) and
         (d) of the Agreement.

7. SECRETARY'S CERTIFICATE. A Certificate of the Secretary of the Company, together with true and correct copies of the Articles of Incorporation and Bylaws of the Company, and all amendments thereto, true and complete copies of the resolutions of the Board of Directors of the Company authorizing or ratifying the execution, delivery and performance of the Transaction Documents and the Enron Purchase Agreement and the names of the officer or officers of the Company authorized to sign the Transaction Documents (or amendments thereto) and the Enron Purchase Agreement together with a sample of the true signature of each such officer;

8. LEGAL OPINIONS. The favorable, written opinion of Baker & Botts, L.L.P., counsel to the Company, as to the transactions contemplated by the Transaction Documents, substantially in the form of Exhibit D to the Agreement, dated the Closing Date, addressed to the Investors;

9. ACCOUNTANT'S LETTER. A letter authorizing the independent certified public accountants of the Company to communicate with the Investors or their designated representatives in accordance with Section 7.7.

10. LIEN SEARCHES. Satisfactory results of (i) a Uniform Commercial Code lien search and other filings and registrations of Liens against Properties of the Company and (ii) pending litigation and judgment searches, in each such jurisdiction as the Investors shall reasonably require;

11. ENRON REPURCHASE. True and complete copies of the duly executed Enron Purchase Agreement and all documents executed in connection therewith. Each of the conditions precedent to the Company's obligations to consummate the Enron Repurchase shall have been satisfied or waived with the consent of the Investors and the Enron Repurchase shall have been consummated in accordance with all Applicable Law;

12. AMENDMENT TO SENIOR CREDIT AGREEMENT. True and complete copies of the executed amendment to the Senior Credit Agreement. Copies of all legal opinions required to be delivered thereunder, together with letters from counsel rendering such opinions permitting the Investors to rely thereon. All conditions precedent to the initial borrowings thereunder shall have been satisfied;

13. PAYMENT DIRECTION LETTER. Duly executed originals of a letter of direction, in substantially the form of Exhibit E to the Agreement.

14. SMALL BUSINESS CONCERN DOCUMENTS. (i) Deliver to CB Capital Investors, L.P. and Mellon Ventures, L.P. a Size Status Declaration on SBA Form 480 and an Assurance of Compliance on SBA Form 652 and (ii) provide to CB Capital Investors, L.P. and Mellon Ventures, L.P. the information necessary for the preparation of CB Capital Investors, L.P. and Mellon Ventures, L.P. of a Portfolio Financing Report on SBA Form 1031.

15. NASDAQ. Evidence satisfactory to the Investors that NASDAQ has concurred with the Company that the transactions contemplated by the Transaction Documents do not trigger the shareholder approval requirements of Rule 4660(i) and are in compliance with NASDAQ's Voting Rights Policy of Rule 4310(c)(21);

16. AMENDED FOUNDERS REGISTRATION RIGHTS AGREEMENT. True and complete copies of the Amended Founders Registration Rights Agreement, the terms and conditions of which shall be reasonably satisfactory to the Investors;

17.      FEE LETTER. Duly executed originals of the Fee Letter; and

18. OTHER DOCUMENTS. Such other documents, instruments and agreement as the Investors shall reasonably require.

                                    SECURITIES PURCHASE AGREEMENT dated as of December 15, 1999, by and among CARRIZO OIL & GAS, INC., a corporation organized under the laws of the State of Texas (the "COMPANY"), and the Persons listed on
                                    Schedule 1.1 hereto (together with
                                    successors and permitted assignees thereof, individually, an "INVESTOR" and collectively, the "INVESTORS").


                                    RECITALS

                  WHEREAS, the Company is engaged in the exploration, development, exploitation and production of natural gas and crude oil (the "SUBJECT BUSINESS");

                  WHEREAS, the Company desires to issue to the Investors and the Investors, severally and not jointly, desire to purchase from the Company (i) up to $22,000,000 principal amount of the Notes (as hereinafter defined), (ii) warrants to purchase 2,760,189 shares of Common Stock (as hereinafter defined), and (iii) 3,636,364 shares of Common Stock, on the terms and for the consideration provided herein, in each case on the terms and for the consideration provided herein;

                  WHEREAS, the Company has entered into an agreement (the "ENRON PURCHASE AGREEMENT") with Enron North America Corp., Sundance Assets, L.P. and Joint Energy Development Investments II Limited Partnership (collectively, the "ENRON PARTIES"), pursuant to which the Company will, concurrently with the execution and delivery of this Agreement and the sale of the Purchased Securities (as hereinafter defined), purchase (the "ENRON REPURCHASE") from the Enron Parties all of the Company's 9% Series A Preferred Stock, par value $0.01 (liquidation amount of approximately $34,000,000) and warrants to purchase 750,000 shares of the Common Stock in consideration for $12,000,000 and the amendment of the terms of the warrants to purchase 250,000 shares of the Common Stock to be retained by the Enron Parties;

                  WHEREAS, the proceeds of the Purchased Securities shall be used (i) to pay the cash consideration for the Enron Repurchase, (ii) to fund the Company's ongoing drilling program, (iii) to fund working capital and (iv) for general corporate purposes;

                  WHEREAS, the Notes shall be subordinated, to the extent and in the manner provided herein, to the senior credit facility provided to the Company pursuant to the terms of the First Amended, Restated and Combined Loan Agreement dated as of August 28, 1997 (as such agreement has been or may be amended, modified, restated or otherwise supplemented through the date hereof and from time to time after the date hereof in accordance with the provisions thereof and hereof, including, without limitation Section 8.13(c) hereof, the "SENIOR CREDIT AGREEMENT") among the Company and Compass Bank (together with successors and permitted assignees thereof the "SENIOR LENDER").

                  NOW THEREFORE, the parties to this Agreement hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

1.1      DEFINED TERMS.

         As used in this Agreement, the following terms shall have the following respective meanings:

                  "ACCELERATED AMOUNT" has the meaning given to such term in
Section 9.3(g).

                  "ACQUISITION" has the meaning given to such term in Section
8.4.

                  "ACQUISITION LIMIT" has the meaning given to such term in
Section 8.4.

                  "AFFILIATE" means, with respect to any specified Person, (i) any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with such Person, (ii) any Person owning, beneficially or of record, five percent or more of the voting stock of the Company (on a fully diluted basis) and (iii) any director or executive officer of such Person.

                  "AGREEMENT" means this Agreement, together with all Schedules, Exhibits and Annexes attached hereto, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

                  "AMENDED FOUNDERS REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated as of June 4, 1997 among the Company, Douglas A. P. Hamilton, Paul B. Loyd, Jr., Steven A. Webster, Frank A. Wojtek,
S. P. Johnson IV and DAPHAM PARTNERSHIP, L.P., as amended on the date hereof .

                  "APPLICABLE LAW" means all provisions of laws, statutes, ordinances, rules, regulations, permits, certificates or orders of any Governmental Authority applicable to the Person in question or any of its assets or property, and all judgments, injunctions, orders and decrees of all courts and arbitrators in proceedings or actions in which the Person in question is a party or by which any of its assets or properties are bound.

                  "APPLICABLE PREPAYMENT PREMIUM" means, at any date of determination in connection with a prepayment of the Notes in accordance with Sections 3.5 and 3.6 hereof during any period set forth below, an amount equal to the amount set forth below opposite such period:

                 PREPAYMENT DATE DURING                                        % OF PRINCIPAL
                       THE PERIOD                                                BEING PAID
                       ----------                                                ----------
Closing Date to and including the first anniversary of
   the Closing Date                                                                  9%

After the first anniversary of the Closing Date to and
   including the second anniversary of the Closing Date                              7%

After the second anniversary of the Closing Date to and
   including the third anniversary of the Closing Date                               5%

After the third anniversary of the Closing Date to and
   including the fourth anniversary of the Closing Date                              4%

After the fourth anniversary of the Closing Date to and
   including the fifth anniversary of the Closing Date                               3%

After the fifth anniversary of the Closing Date to and
   including the sixth anniversary of the Closing Date                               2%

After the sixth anniversary of the Closing Date to and
   including the seventh anniversary of the Closing Date                             1%

At any time after the seventh anniversary of the Closing
   Date                                                                              0%


provided, however, that the amount of any Applicable Prepayment Premium payable to an Investor in accordance with the foregoing may be reduced by such Investor, in its sole discretion.

                  "ASSET SALE" has the meaning given to such term in Section
8.4.

                  "BANKRUPTCY CODE" means the United States Bankruptcy Code, 11 U.S.C. Section 101 et seq., as amended from time to time.

                  "BENEFIT PLANS" has the meaning given to such term in Section 4.15(a).

                  "BENEFIT PROGRAM OR AGREEMENT" has the meaning given to such term in Section 4.15(a).

                  "BOARD" means the board of directors of the Company.

                  "BOARD OF GOVERNORS" means the Board of Governors of the Federal Reserve System of the United States of America.

                  "BUSINESS DAY" means any day other than a Saturday, Sunday or a day on which banks are authorized or required to be closed in New York, New York or Houston, Texas; provided, however, that any determination of a Business Day relating to a securities exchange or other securities market means a Business Day on which such exchange or market is open for trading.

                  "CAPITAL LEASE OBLIGATIONS" means any Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

                  "CAPITAL STOCK" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, but excluding any debt securities convertible into such equity.

                  "CB CAPITAL DIRECTOR" has the meaning given to such term in the Shareholders Agreement.

                  "CHANGE OF CONTROL" means the occurrence of any of the following events: (i) the Company shall have merged into or consolidate with any other Person, or permitted any other Person to merge into or consolidate with it or sold, leased or sub-leased (as lessor or sub-lessor) or voluntarily transferred or otherwise disposed of all or substantially all of its assets or liquidated, wound-up or dissolved itself (or suffered any liquidation or dissolution in any such case in a transaction that would violate Section 8.4,
(ii) any "PERSON" (as such term is used in Sections 13(d) and 14 (d) of the Exchange Act) other than a Permitted Holder is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) provided that such person shall be deemed to have "BENEFICIAL OWNERSHIP" of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the outstanding voting securities of the Company (excluding attribution of beneficial ownership directly or indirectly through the Shareholders Agreement and, for purposes of determining the 35% threshold, excluding beneficial ownership of any Purchased Securities or Warrant Shares (other than Purchased Securities and Warrant Shares that have been transferred at any time in a Public Sale)); or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors (A) elected in accordance with the Shareholders Agreement so long as such agreement is in effect or (B) whose election by such members of the Board or whose nomination for election by the shareholders of the Company, as the case may be, was approved by a vote of at least a majority of the directors of the Company then still in office) cease for any reason to constitute a majority of the Board then in office.

                  "CHANGE OF CONTROL NOTICE" has the meaning given to such term in Section 3.5(b).

                  "CLOSING" means the issuance and purchase of the Purchased Securities on the Closing Date.

                  "CLOSING DATE" has the meaning given to such term in Section 2.2.

                  "CODE" means the Internal Revenue Code of 1986, as amended, and the rules and regulations issued thereunder, as from time to time in effect, or any successor thereto.

                  "COMMISSION" means the Securities and Exchange Commission (or a successor thereto).

                  "COMMON STOCK" means the common stock, $.01 par value per share, of the Company.

                  "COMPANY" has the meaning given to such term in the Preamble to this Agreement.

                  "COMPANY NOTICE DATE" has the meaning given to such term in
Section 3.5(b).

                  "COMPANY PARTIES" has the meaning given to such term in
Section 7.7.

                  "COMPETITOR" has the meaning given to such term in the Shareholders Agreement.

                  "COMPLIANCE SIDELETTER" means the Regulatory Compliance Sideletter in substantially the form of Exhibit A hereto, as such Sideletter may be amended, supplemented or otherwise modified from time to time.

                  "CONFIDENTIAL INFORMATION" has the meaning given to such term in Section 12.15.

                  "CONSOLIDATED CAPITAL EXPENDITURES" shall mean, for any period, the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability) by the Company or any of the Subsidiaries during such period that, in accordance with GAAP, are or should be included in "additions to property, plant and equipment" or similar items reflected in the consolidated statement of cash flows of the Company and the Subsidiaries for such period (including the amount included under GAAP in connection with any Capital Lease Obligation entered into during such period but excluding (i) expenditures made with the proceeds of insurance used to purchase like-kind assets and (ii) capitalized interest on the Notes and (iii) expenditures made or recorded in connection with any Acquisition or Production Payment.

                  "CONTROL" means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "DEBT SERVICE" means the sum of (i) actual cash principal and interest amounts paid (including any capitalized interest payments) that the Company is obligated to pay during such quarter on Indebtedness other than in connection with the Senior Credit Agreement and (ii) cash principal and interest amounts (including any capitalized interest payments) required to be paid by the Company during such quarter in connection with the Senior Credit Agreement (excluding (A) payments made in connection with the closing of the transactions contemplated by the Transaction Documents, (B) payments required by the Ninth Amendment, (C) the scheduled balloon payment on the term loan under the Senior Credit Agreement due August 31, 2001 and (D) the scheduled balloon payment due July 1, 2001 to be applied against the Seitel Note; provided that the interest payments under (i) and (ii) above shall be net of interest income.

                  "DEFAULT" means any event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

                  "DEFENSIBLE TITLE" shall mean, with respect to the assets of the Company (i) the title of the Company to such assets is free and clear of all Liens of any kind whatsoever, and (ii) as to those wells for which a "working interest" and a "net revenue interest" are set forth on Schedule 4.12, the Company is entitled to receive the percentage of all hydrocarbons produced, saved and marketed from such wells in an amount not less than the net revenue interest set forth therein, without reduction, suspension or termination throughout the duration of the productive life of such wells, and the Company is obligated to bear the percentage of costs and expenses related to the maintenance, development and operation of such wells in an amount not greater than the working interest set forth on such Schedule, without increase throughout the productive life of such wells, except increases that also result in a proportionate increase in net revenue interest and as set forth on such Schedule.

                  "DEFERRED INTEREST AMOUNT" has the meaning given to such term in Section 3.3(a).

                  "DESIGNATED HOLDER OF SUBORDINATED OBLIGATIONS" means CB Capital Investors, L.P., as of the date hereof, and any substitute holder of Subordinated Obligations thereafter designated as such by notice to the Company given by the Required Investors.

                  "DESIGNATED SENIOR INDEBTEDNESS" means (a) any Indebtedness outstanding under the Senior Credit Agreement and (b) any other Senior Indebtedness which had an aggregate original principal amount, together with commitments to lend additional amounts, of at least $5,000,000, if the instrument governing such Senior Indebtedness expressly states that such Indebtedness is "Designated Senior Indebtedness" for the purpose of this Agreement.

                  "DESIGNATED TITLE EXCEPTIONS" has the meaning given to such term in Section 4.12(a).

                  "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terns of any security into which its is convertible, or for which its is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with
Section 8.6 hereof.

                  "EBITDA" means, with respect to the Company and its Subsidiaries for any period, the sum of net income plus interest (net of interest income), taxes, depletion, depreciation, amortization, any other non-cash charges and capitalized (cash) income not reflected in the Company's income statement, less non-cash income items and all capitalized general and administrative expenses, including capitalized expenses relating to full-time staff salaries allocated to capital projects, all as determined in accordance with GAAP.

                  "ENRON PARTIES" has the meaning given to such term in the recitals hereof.

                  "ENRON PURCHASE AGREEMENT" has the meaning given to such term in the recitals hereof.

                  "ENRON REPURCHASE" has the meaning given to such term in the recitals hereof.

                  "ENVIRONMENTAL LAWS" means all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, pipeline safety and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products, distillates or byproducts, drilling fluids, produced waters, other wastes from the exploitation, development or production of crude oil or natural gas, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all rules and regulations from time to time promulgated thereunder.

                  "EVENT OF DEFAULT" has the meaning given to such term in
Section 11.1.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "FEE LETTER" means the letter agreement dated as of the date hereof among the Company, CB Capital Investors, L.P. and Mellon.

                  "FINAL MATURITY DATE" means December 15, 2007.

                  "FINANCIAL OFFICER" of any Person means its chief financial officer or principal accounting officer.

                  "GAAP" means generally accepted accounting principles in the United States of America in effect from time to time.

                  "GOVERNMENTAL AUTHORITY" means any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States or any political subdivision thereof, or of any other country.

                  "GUARANTY" of or by any Person shall mean any obligation, contingent or otherwise, of such Person guarantying or having the economic effect of guarantying any

Indebtedness or other obligation of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment of such Indebtedness or other obligation or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation; provided, however, that the term "Guaranty" shall not include endorsements for collection or deposit in the ordinary course of business.

                  "HAZARDOUS MATERIALS" shall mean all explosive or radioactive substances or wastes, hazardous or toxic substances or wastes, pollutants, solid, liquid or gaseous wastes, including petroleum or petroleum distillates, byproducts, drilling fluids, produced waters, other wastes from the exploitation, development or production of crude oil or natural gas, asbestos or asbestos containing materials, polychlorinated biphenyls ("PCBs") or PCB-containing materials or equipment, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                  "INDEBTEDNESS" of any Person shall mean, without duplication,
(a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind, including the undischarged balance of any production payments created by such Person or for the creation of which such Person directly or indirectly received payment and obligations to deliver goods or services including hydrocarbons in consideration of advance payments other than (i) obligations to sell or purchase hydrocarbons, (ii) obligations with pipelines for firm transportation of natural gas of such Person, and (iii) oil and gas balancing agreements, take or pay agreements or other prepayment obligations in respect of hydrocarbons, in each case, incurred in the ordinary course of business and which are customary in the oil and gas industry, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable, accrued obligations (including management fees) incurred in the ordinary course of business and the amount of any deferred rent obligations),
(f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees given by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations of such Person in respect of commodity price hedging agreements or arrangements, interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements and (j) all obligations and exposures of such Person as an account party in respect of letters of credit and bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

                  "INDEMNIFIED PERSON" has the meaning given to such term in
Section 12.5.

                  "INDEMNIFYING PERSON" has the meaning given to such term in
Section 12.6.

                  "INTEREST PAYMENT DATE" means each March 31, June 30, September 30 and December 31.

                  "INTEREST PERIOD" means (i) initially, the period from and including the Closing Date to but excluding the first Interest Payment Date to occur thereafter and (ii) thereafter, the period from and including each Interest Payment Date to but excluding the immediately following Interest Payment Date.

                  "INTERIM BALANCE SHEET" has the meaning given to such term in
Section 4.6.

                  "INVESTMENTS" has the meaning given to such term in Section
8.4.

                  "IRS" has the meaning given to such term in Section 4.15(b).

                  "LIEN" means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract. The term "Lien" shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of the Agreement, the Company shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes; provided, however, that the term "Lien" shall not include a trust or similar arrangement established for the purpose of defeasing any Indebtedness pursuant to the terms evidencing or providing for the issuance of such Indebtedness but only to the extent that such defeasance is permitted under this Agreement.

                  "MATERIAL ADVERSE EFFECT" means (a) a material adverse effect on the business, assets, liabilities (actual or contingent), operations, results of operations, condition (financial or other) or prospects of the Company and its Subsidiaries, taken as a whole, (b) any material impairment of the ability of the Company or any of its Subsidiaries to perform any of its material obligations under any Transaction Document or (c) any material impairment of any material rights of or benefits available to the Investors under any Transaction Document.

                  "MATERIAL INDEBTEDNESS" means Indebtedness of the Company or any of its Subsidiaries in an aggregate principal amount exceeding $3,750,000.

                  "MAXIMUM LAWFUL RATE" has the meaning given such term in
Section 3.3(c).

                  "MULTIEMPLOYER PLAN" has the meaning set forth in Section 4001(a)(3) of ERISA

                  "NINTH AMENDMENT" means the Ninth Amendment to the Senior Credit Agreement between the Company and the Senior Lender dated as of the date hereof.

                  "NONMONETARY BLOCKAGE PERIOD" has the meaning given to such term in Section 9.3(b).

                  "NOTE DOCUMENTS" means this Agreement, the Notes and any other document or instrument executed and delivered by the Company in connection with the Notes or this Agreement (other than the Warrant Agreement, the Warrants, the Shareholders Agreement and the Registration Rights Agreement).

                  "NOTES" means the $22,000,000 aggregate principal amount of 9% Senior Subordinated Notes due 2007 dated the Closing Date in substantially the form of Exhibit A hereto.

                  "NOTE REGISTER" shall have the meaning given to such term in
Section 3.7(a).

                  "OBLIGATIONS" means the due and punctual payment of the principal of, premium, if any, and interest on the Notes, and other monetary obligations, liabilities and the performance of all other obligations of the Company to the Investors, howsoever created, arising or evidenced, whether direct or indirect, joint or several, absolute or contingent, primary or secondary, due or to become due, or now existing or hereafter arising, under this Agreement, the Notes or any other Note Document.

                  "OIL AND GAS PROPERTIES" means fee, leasehold or other interests in or under mineral estates or oil, gas or other liquid or gaseous hydrocarbon leases, including, without limitation, overriding royalty and royalty interests, leasehold estate interests, net profits interests, production payment interests and mineral fee interests, together with all contracts executed in connection therewith, all oil, gas and other minerals produced and to be produced therefrom, all proceeds thereof, and all tenements, hereditaments, appurtenances and properties, real or personal, appertaining, belonging, affixed or incidental thereto.

                  "PAYMENT BLOCKAGE PERIOD" has the meaning given to such term in Section 9.3(a).

                  "PERMITS" shall mean all licenses, permits, exceptions, franchises, accreditations, privileges, rights, variances, waivers, approvals and other authorizations (including, without limitation, those relating to environmental matters) of, by or from Governmental Authorities necessary for the conduct of the business of the Company.

                  "PERMITTED HOLDERS" shall mean CB Capital Investors, L.P. and Mellon Ventures, L.P.

                  "PERMITTED INVESTMENTS" shall mean:

                  (i) direct obligations of, or obligations the principal of and interest on which are unconditionally guarantied by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                  (ii) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor's Ratings Service or from Moody's Investors Service, Inc.;

                  (iii) investments in certificates of deposit, banker's acceptances, repurchase agreements and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $250,000,000; and

                  (iv) shares of funds registered under the Investment Company Act of 1940, as amended, that have assets of at least $100,000,000 and invest only in obligations described in clauses (i) through (iii) above to the extent that such shares are rated by Moody's Investors Service, Inc. or Standard & Poor's Ratings Service in one of the two highest rating categories assigned by such agency for shares of such nature

                  "PERMITTED LIENS" means any Lien permitted in accordance with
Section 8.4.

                  "PERSON" shall be construed as broadly as possible and includes natural person, corporation, limited liability company, partnership, joint venture, trust, unincorporated association or other organization and a Governmental Authority.

                  "PLAN" has the meaning given to such term in Section 4.15(a).

                  "PROCEEDING" has the meaning given such term in Section 9.2.

                  "PRODUCER'S LIEN" means the security interest created by a Producer's Lien Statute in favor of royalty owners, producers and other interest owners of oil and gas production in their oil and gas production and certain related proceeds.

                  "PRODUCER'S LIEN STATUTE" means Section 9-319 or 9.319 of the Uniform Commercial Code (as the case may be) as in effect in the states of Texas, Kansas and Wyoming, Section 48-9-1 et seq. of the New Mexico Statutes 1978 Annotated, Section 458 of the Oklahoma Statutes Annotated and any other statutes in effect in any other state of the United States granting royalty owners, producers and other interest owners of oil and gas production a security interest in their oil and gas production and certain related proceeds to secure payment of the purchase price for such production.

                  "PRODUCTION PAYMENTS" means the grant or transfer to any Person of a production payment (whether volumetric or dollar denominated) or similar royalty, overriding royalty, net profits interest or other similar interest in Oil and Gas Properties, or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such Oil and Gas Properties where the holder of such interest has recourse solely to such interest and the grantor or the transferor thereof has an express contractual obligation to produce and sell hydrocarbons from such Oil and Gas Properties to be so operated and maintained, in each case in a reasonably prudent manner.

                  "PROJECTIONS" means the Company's forecasted (a) quarterly cash flow statements, (b) drilling plan and (c) balance sheet, working capital and capitalization all attached here to as Schedule 1.1A.

                  "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                  "PUBLIC SALE" has the meaning given to such term in the Shareholders Agreement.

                  "PURCHASED COMMON STOCK" means the 3,636,364 shares of Common Stock purchased at the Closing.

                  "PURCHASE MONEY INDEBTEDNESS" means Indebtedness incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and any extension, renewal or replacement of any such Indebtedness.

                  "PURCHASED SECURITIES" means the Notes, the Warrants and the Purchased Common Stock.

                  "REGISTRATION RIGHTS AGREEMENT" has the meaning given to such term in the Warrant Agreement.

                  "RELEASE" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the environment.

                  "REMEDIAL ACTION" means (a) "remedial action" as such term is defined in CERCLA, 42 U.S.C. Section 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to (i) clean up, remove, treat, abate or in any other way address any Hazardous Material in the environment; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the environment; or (iii) perform studies and investigations in connection with, or as a precondition to, the actions described in clause (i) or (ii) above.

                  "REPORTABLE EVENT" means any of the events set forth in
Section 4043(b) of ERISA.

                  "REPORTS" has the meaning given to such term in Section 4.7.

                  "REQUIRED INVESTORS" means Investors holding Notes representing a majority of the then outstanding principal balance of the Notes.

                  "RESPONSIBLE OFFICER" of any Person means, (i) with respect to any individual, such individual or any other Person duly authorized to act on behalf of such individual and (ii) with respect to any institution, the chief executive officer or a Financial Officer of such Person.

                  "RESTRICTED SECURITIES" means the Purchased Securities and the Warrant Shares, to the extent the Purchased Securities and the Warrant Shares have not then been sold to the public pursuant to (a) registration under the Securities Act or (b) Rule 144 (or similar or successor rule) promulgated under the Securities Act.

                  "REPURCHASE CLOSING DATE" has the meaning given to such term in Section 3.5(b).

                  "REPURCHASE NOTICE" has the meaning given to such term in
Section 3.5(b).

                  "REPURCHASE NOTICE DATE" has the meaning given to such term in
Section 3.5(b).

                  "SEC DOCUMENTS" has the meaning given to such term in Section 4.6.

                  "SECURITY" has the meaning given to such term in Section 2(l) of the Securities Act.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SENIOR CREDIT AGREEMENT" has the meaning given to such term in the recitals hereof.

                  "SENIOR CREDIT DOCUMENTS" has the meaning given to the term "LOAN DOCUMENTS" in the Senior Credit Agreement.

                  "SENIOR INDEBTEDNESS" means the following Indebtedness, including the principal of, and premium (if any) and interest on loans and other extensions of credit under the documents evidencing such Indebtedness (including, without limitation, any interest accruing subsequent to the commencement of any Proceeding whether or not such interest constitutes an allowed claim in any such Proceeding) and all commitment, facility and other fees payable under the documents evidencing such Indebtedness and all expenses, reimbursements, indemnities and other amounts payable by the Company and its Subsidiaries under the documents evidencing such Indebtedness:

              (a) all "Obligations" under and as defined in the Senior Credit Agreement, now existing or hereinafter created, under the Senior Credit Agreement;

              (b) Indebtedness incurred pursuant to borrowing base limitations which are supported by Oil and Gas Properties and are reasonable and customary for financings in the Subject Business;

              (c) Purchase Money Indebtedness issued or incurred to finance Consolidated Capital Expenditures;

              (d) Indebtedness (other than Production Payments) incurred to finance the cash purchase price, or issued to sellers as all or part of the purchase price, of Acquisitions permitted under Section 8.4;

              (e) Indebtedness (other than Production Payments) incurred to finance expenditures incurred for the development of Oil and Gas Properties with proved hydrocarbon reserves;

              (f) with respect to any Subsidiaries of the Company, the contingent obligations or guaranty, if any, of such Subsidiary, under or in respect of Indebtedness covered under clauses (a) through (e) above; and

              (g) subject to the provisions of Section 8.13(c), any and all refinancings, replacements or refunding of any of the amounts referred to in clauses (a) and (f) above;

provided, that any Indebtedness specified in the foregoing clauses (a) through
(g) (or any refinancing, replacement or refunding thereof) shall not constitute "Senior Indebtedness" if (A) at the time of incurrence thereof, the Company shall elect, and the documents evidencing such Indebtedness shall confirm, that such Indebtedness is not Senior Indebtedness or (B) after giving pro forma effect to the incurrence of such Indebtedness, (i) the financial covenants set forth in Sections 8.10 and 8.11 would be violated or (ii) Total Debt to Capitalization would be greater than 60%. Senior Indebtedness shall be considered outstanding whenever any loan commitment under the Senior Credit Agreement or any Senior Refinancing Agreement is outstanding.

                  "SENIOR LENDER" has the meaning given to such term in the recitals hereof.

                  "SENIOR NONMONETARY DEFAULT" means the occurrence or existence of any event, circumstance, condition or state of facts that, by the terms of any instrument pursuant to which any Senior Indebtedness is outstanding, permits one or more holders of such Senior Indebtedness (or a trustee or agent on behalf of the holders thereof) to declare such Senior Indebtedness due and payable prior to the date on which it would otherwise become due and payable, other than a Senior Payment Default.

                  "SENIOR NONMONETARY DEFAULT NOTICE" shall have the meaning given to such term in Section 9.3(b).

                  "SENIOR PAYMENT DEFAULT" means any default in the payment of principal of (or premium, if any) or interest on, or other amount payable in respect of, any Senior Indebtedness when due that, by the terms of any instrument pursuant to which any Senior Indebtedness is outstanding, permits one or more holders of such Senior Indebtedness (or a trustee or agent on behalf of the holders thereof) to declare such Senior Indebtedness due and payable prior to the date on which it would otherwise become due and payable, other than a Senior Nonmonetary Default.

                  "SENIOR REFINANCING AGREEMENT" has the meaning given to such term in Section 8.13(c).

                  "SHAREHOLDERS AGREEMENT" means the Shareholders Agreement dated as of the date hereof among the Company and the shareholders of the Company party thereto as amended from time to time.

                  "SOLVENT" means, as to any Person, such Person (i) owns Property whose fair saleable value is greater than the amount required to pay all of such Person's Indebtedness (including contingent debts), (ii) is able to pay all of its Indebtedness as such Indebtedness matures and (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

                  "SPECIFIED CONTRACTS" has the meaning given to such term in
Section 4.11.

                  "STATED RATE" has the meaning given to such term in Section
3.3 hereof.

                  "SUBJECT BUSINESS" has the meaning given to such term in the recitals to this Agreement.

                  "SUBORDINATED OBLIGATIONS" shall have the meaning given to such term in Section 9.1.

                  "SUBSIDIARY" means, with respect to any Person, any other Person of which more than fifty percent (50%) of the shares of stock or other interests entitled to vote in the election of directors or comparable Persons performing similar functions (excluding shares or other interests entitled to vote only upon the failure to pay dividends thereon or other contingencies) are at the time owned or controlled, directly or indirectly through one or more Subsidiaries, by such Person. Unless the context otherwise requires, the term "Subsidiary" means a Subsidiary of the Company.

                  "SURVIVAL DATE" has the meaning given to such term in Section 12.2.

                  "TANGIBLE NET WORTH" means the total assets of the Company exclusive of (i) those assets classified as intangible, including, without limitation, goodwill, patents, trademarks, trade names, copyrights, franchises and deferred charges, (ii) treasury stock and minority interests in any Person,
(iii) cash set apart and held in sinking or other analogous fund established for the purpose of redemption or other retirement of capital stock, (iv) to the extent not already deducted from total assets, allowances for depreciation, depletion, obsolescence and/or amortization of properties, uncollectible accounts, and contingent but probable liabilities as to which an amount can be established, (v) deferred taxes and (vi) all assets arising from advances to officers, former officers or sales representatives of the Company made outside of the ordinary course of business; less total liabilities of the Company, all of the above being determined in accordance with GAAP.

                  "TAXES" has the meaning given to such term in Section 4.14

                  "TAX RETURNS" has the meaning given to such term in Section 4.14.

                  "THIRD PARTY CLAIM" has the meaning given to such term in
Section 12.6.

                  "TOTAL DEBT" shall mean, at any date and without duplication,
(i) the aggregate amount of all Indebtedness of the Company and the Subsidiaries on a consolidated basis at such date (other than any Indebtedness described in clause (i) or (j) of the definition of the term "Indebtedness" and other than Production Payments) minus cash on hand (excluding any cash representing the proceeds of any Indebtedness the incurrence of which is subject to any calculation that includes Total Debt) to the extent the amount of such cash exceeds $2,000,000.

                  "TOTAL DEBT TO CAPITALIZATION" means the ratio, expressed as a percentage of (i) Total Debt to (ii) Total Debt plus Tangible Net Worth.

                  "TRANSACTION DOCUMENTS" means the Warrants, the Warrant Agreement, the Registration Rights Agreement, the Compliance Sideletter, the Note Documents, the Shareholders Agreement, the Fee Letter and the Amended Founders Registration Rights Agreement.

                  "TRANSFER" means any sale, transfer, assignment, or other disposition of any interest in, with or without consideration, any security, including any disposition of any security or of any interest therein which would constitute a sale thereof within the meaning of the Securities Act.

                  "US$" AND "UNITED STATES DOLLARS" shall each mean lawful currency of the United States. "UNITED STATES" means the United States of America.

                  "WARRANT AGREEMENT" means the Warrant Agreement dated the date hereof among the Company and the other signatories thereto, as such Agreement may be amended, supplemented or otherwise modified from time to time.

                  "WARRANTS" has the meaning given to such term in the Warrant Agreement.

                  "WARRANT SHARES" has the meaning given to such term in the Warrant Agreement.

1.2      TERMS GENERALLY.

         The definitions in Section 1.1 shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "INCLUDE", "INCLUDES" and "INCLUDING" shall be deemed to be followed by the phrase "WITHOUT LIMITATION".

1.3      USE OF DEFINED TERMS.

         Terms defined in this Agreement and used in any Exhibit, Schedule, Certificate, Annex or any Transaction Document or other document delivered in connection with this Agreement, shall have the meanings assigned herein unless otherwise defined or the context otherwise requires.

1.4      CROSS-REFERENCES.

         Unless otherwise specified, references in this Agreement or any Transaction Document to any Article or Section are references to such Article or Section of this Agreement or such Transaction Document, as the case may be, and references in any Article, Section or definition to any clause are references to such clause of such Section, Article or definition.

1.5      CURRENCY.

         Unless otherwise specified herein, all statements or references to dollar amounts or $ set forth herein or in any other Transaction Document shall refer to United States Dollars.

1.6      ACCOUNTING TERMS; GAAP.

         Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP consistently applied. That certain terms or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. If any changes in accounting principles from those currently employed become effective by the promulgation of rules, regulations pronouncements and opinions by or required by the Financial Accounting Standards Board (FASB) or the American Institute of Certified Public Accountants (AICPA) (or any successors thereto) resulting in a change in any financial covenant calculations required by Sections 8.10, 8.11 or 8.12, such covenants shall continue to be calculated under the previous accounting principles and the holders of the Notes and the Company agree to negotiate in good faith to amend such covenant calculations to equitably reflect such changes with the desired result that the criteria for evaluation of the financial condition of the Company and its Subsidiaries shall be the same as if such changes had not been made. If no agreement can be reached regarding such amendments within thirty
(30) days after the effectiveness of such change in accounting principles, then the Company shall continue to calculate those covenants which were affected using the previous accounting principles.

                                   ARTICLE II

                  PURCHASE AND SALE OF THE PURCHASED SECURITIES

2.1      AUTHORIZATION AND ISSUANCE OF THE PURCHASED SECURITIES.

              (a) The Company has authorized the issuance of the Purchased Securities.

              (b) On the Closing Date, the Company shall sell to each Investor, and each Investor shall severally purchase from the Company, upon satisfaction of the conditions set forth in Section 6.1 hereof (or waiver in writing of such conditions by such Investor), (i) a Note in the principal amount equal to the amount set forth opposite such Investor's name on Schedule 1.1 for the purchase price set forth opposite its name, (ii) Warrants to purchase the number of shares of Common Stock set forth opposite its name on Schedule 1.1 for the purchase price set forth opposite its name and (iii) the number of shares of Common Stock set forth opposite its name on Schedule 1.1 for the purchase price set forth opposite its name.

              (c) Each Investor and the Company hereby acknowledge and agree that the Notes are part of an "INVESTMENT unit" within the meaning of Section 1273(c)(2) of the Code, that includes the Warrants and the Common Stock. Notwithstanding anything to the contrary contained herein or in the Warrant Agreement, each Investor and the Company hereby further acknowledge and agree that solely for United States federal income tax purposes the aggregate "ISSUE PRICE" of the Notes, the Warrants and the Common Stock being purchased by such Investor, for purposes of Section 1273(b) of the Code (and for purposes of comparable state and local income tax laws) shall equal the purchase price set forth on Schedule 1.1 opposite such Investor's name. The Investors and the Company agree to use the foregoing issue prices for all income tax purposes with respect to this transaction.

2.2      DELIVERY OF THE PURCHASED SECURITIES.

         On the Closing Date, the Company shall deliver to each Investor (i) a duly executed Note (payable to the order of such Investor), (ii) the Warrants registered in such Investor's name representing the right to purchase the number of shares of Common Stock set forth opposite such Investor's name on Schedule
1.1 and (iii) a certificate, registered in such Investor's name, representing the shares of Purchased Common Stock purchased by such Investor at the Closing. Delivery shall be made against receipt by the Company of the aggregate purchase price for the Purchased Securities being purchased by such Investor by wire transfer of immediately available funds to an account designated by the Company.

2.3      CLOSING.

         Subject to the satisfaction of the conditions precedent set forth in
Section 6.1 hereof (or the waiver in writing of such conditions by the Investors), the delivery of the Purchased Securities shall take place at the offices of Baker & Botts, L.L.P., One Shell Plaza, 910 Louisiana, Houston, Texas 77002-4995 on the date of execution of the Transaction Documents and the closing of the transactions contemplated thereby (the "CLOSING Date").

                                  ARTICLE III

                    PROVISIONS OF THE NOTES AND THE WARRANTS

3.1      THE NOTES.

         The Notes shall be in the aggregate principal amount of Twenty Two Million Dollars ($22,000,000). The Notes shall be dated the Closing Date. The aggregate amount of the Notes shall, subject to the provisions for mandatory and optional prepayment and acceleration contained herein, mature and be payable in full on the Final Maturity Date.

3.2      GENERAL PROVISIONS AS TO PAYMENTS.

              (a) The Company shall make each payment in respect of the principal of, premium, if any, or accrued interest on the Notes, or any other amount due to the Investors under this Agreement or any other Note Document, not later than 2:00 p.m., New York City time, on the day when due, to the Investors as provided in the Notes and
Schedule 1.1 attached hereto, or in such other manner as instructed from time to time in writing by the Investor. All payments hereunder shall be made in United States Dollars by wire transfer of immediately available funds.

              (b) Whenever any payment (including principal of, premium, if any, or interest on the Notes or other amount) hereunder or under any other Note Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of such interest, or other amount, if applicable.

              (c) The Company hereby authorizes the Investors to make appropriate notations on the grid attached to the Notes, including the date, outstanding principal amount and any prepayment thereof and the Deferred Interest Amounts to be added to the principal amount of the Notes in accordance with Section 3.3(a), which notations shall be conclusive absent manifest error; provided, however, that the failure of the Investors to make such notation or any error on the Notes shall not affect the obligation of the Company to repay, in accordance with the terms of the Notes and this Agreement, the principal amount of the Notes together with all interest, prepayment premiums, if any, and other amounts due hereunder.

              (d) Neither the Company nor any of its Subsidiaries shall purchase, redeem or otherwise acquire any Notes from any holder thereof except upon payment or prepayment thereof in accordance with the specific terms thereof and of this Agreement unless the Company or such Subsidiary shall have offered to purchase, redeem or otherwise acquire, as the case may be, Notes from each holder of the Notes at the time outstanding upon the same terms and conditions and on a pro rata basis (based upon the principal amount of the Notes then held by each such holder). Any Notes so purchased, redeemed or otherwise acquired by the Company or any Subsidiary of the Company shall be cancelled and not be deemed outstanding for any purpose under this Agreement.

              (e) Except to the extent otherwise provided herein, each payment of principal of the Notes by the Company shall be made for the account of the holders thereof pro rata in accordance with the respective unpaid principal amounts of the Notes held by them and each payment of interest on Notes shall be made for the account of the holders thereof pro rata in accordance with the amounts of interest on such Notes then due and payable to the respective Investors.

3.3      INTEREST.

              (a) Interest shall be payable on the principal amount of the Notes, and to the maximum extent permitted by Applicable Law on any increase thereof as provided below, at a fixed rate per annum equal to 9% (the "STATED Rate"). Notwithstanding the foregoing, in connection with any Interest Payment Date occurring prior to the fifth anniversary of the Closing Date, the Company may elect to defer a portion of the interest owing on such Interest Payment Date provided that (i) no Default or Event of Default has occurred and is continuing, and (ii) the Company gives the Investors written notice of such election prior to the commencement of the related Interest Period, which notice shall include the amount of interest the Company elects to defer on such Interest Payment Date; and provided further that the maximum amount of interest the Company may elect to defer on any Interest Payment Date shall be an amount equal to 60% of the interest accrued on the Notes during such Interest Period. If the Company elects to defer a portion of the interest due on any Interest Payment Date (such amount being hereinafter referred to as the "DEFERRED INTEREST AMOUNT"), then the aggregate principal amount of the Notes shall be automatically deemed to be increased by an amount equal to the Deferred Interest Amount owing on such Interest Payment Date.

              (b) Interest on the Notes shall accrue from day to day and shall be payable (as provided in Section 3.3(a) above) on each Interest Payment Date, commencing March 31, 2000, on the date of any prepayment in accordance with Sections 3.5 and 3.6 hereof and on maturity of the Notes, whether by acceleration or otherwise. All computations of interest hereunder shall be made on the basis of a 360-day year consisting of twelve 30-day months.

              (c) The Investors, the Company and any other parties to the Transaction Documents intend to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained in the Transaction Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect (the "Maximum Lawful Rate"). Neither the Company, nor any Subsidiary, nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the Maximum Lawful Rate, and the provisions of this section shall control over all other provisions of the Transaction Documents which may be in conflict or apparent conflict herewith. The Investors expressly disavow any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of any Obligation is accelerated. If (a) the maturity of any Obligation is accelerated for any reason, (b) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (c) any Investor or any other holder of any or all of the Obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Obligations to an amount in excess of that permitted to be charged by applicable law then in effect, then all sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at such Investor's or holder's option, promptly returned to the Company or the other payor thereof upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the Maximum Lawful Rate, the Company and the Investors (and any other payors thereof) shall to the greatest extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Obligations in accordance with the amounts outstanding from time to time thereunder. Notwithstanding anything to the contrary set forth in this Section 3.3 or Section 3.4, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the Maximum Lawful Rate, then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, the Company shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by the Investors, is equal to the total interest which would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in Section 3.3(a) and (b) and Section 3.4, unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply. In no event shall the total interest received by any Investor pursuant to the terms hereof exceed the amount which such Investor could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. As used in this section the term "applicable law" means the laws of the State of New York or the laws of the United States of America, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

3.4      INTEREST ON OVERDUE AMOUNTS.

         So long as any Event of Default shall have occurred and be continuing, the Company shall pay, in cash on demand from time to time, interest to the extent permitted by law on the Notes at a rate per annum equal to two percent (2%) above the Stated Rate.

3.5      MANDATORY PREPAYMENT.

              (a) Any and all principal of the Notes remaining unpaid, together with all interest accrued but unpaid thereon, automatically and unconditionally shall be due and payable in full in cash on the Final Maturity Date.

              (b) In the event of a Change of Control, each Investor shall have the option to require the Company to repurchase all the Notes held by such Investor at a purchase price in cash equal to the then outstanding principal amount of the Notes plus the Applicable Prepayment Premium, together with all interest accrued on such Notes through the date of repurchase. The Company shall give the Investors notice (a "CHANGE OF CONTROL NOTICE") of any transaction that would result in a Change of Control not less than thirty (30) days prior to the anticipated date of the consummation of such transaction (but in no event later than the third Business Day following the Company becoming aware thereof). Any Investor may exercise its right to require the Company to repurchase the Notes held by it by delivering written notice of such exercise (a "REPURCHASE NOTICE") to the Company within twenty (20) days after receipt of the Change of Control Notice. Within 15 days after the first date of receipt of a Repurchase Notice by the Company (the "REPURCHASE NOTICE DATE"), the Company shall give a notice to all other Investors advising them of the receipt by the Company of such Repurchase Notice, together with a copy of such Repurchase Notice. The date upon which the Company shall so advise such other Holders is herein called the "COMPANY NOTICE DATE". Within 15 days after the Company Notice Date, each such other Investor also may give a Repurchase Notice to the Company and each such Repurchase Notice shall be deemed given as of the date of the Repurchase Notice given by the Investor initially exercising its repurchase rights hereunder. The repurchase of the Notes shall be consummated on a date selected by the Company upon at least 15 days' prior written notice to the Investors which have given the relevant Repurchase Notice(s), but in no event later than the date of consummation of such Change of Control or three (3) Business Days after the Company becomes aware of such Change of Control (the "REPURCHASE CLOSING DATE"). On the Repurchase Closing Date, the Company shall purchase from the Investors which have given such Repurchase Notice(s), and such Investor shall sell to the Company, the Notes held by such Investor for the purchase price specified in this paragraph (b).

              (c) In connection with any Change of Control, the Company covenants to (i) repay in full all Indebtedness under the Senior Credit Agreement and to terminate all commitments thereunder and to repay in full all other Senior Indebtedness the terms of which require repayment upon a Change of Control or offer to repay in full and terminate all commitments under all Indebtedness under the Senior Credit Agreement and all other such Senior Indebtedness or (ii) obtain the requisite consents under the Senior Credit Agreement and all other Senior Indebtedness to permit the repurchase of the Notes as provided in paragraph (b) above.

3.6      OPTIONAL PREPAYMENTS.

              (a) The Company may, at any time, at its option, prepay the Notes in whole and from time to time in part, upon not less than thirty (30) days' prior written notice to the Investors; provided, however, that each partial prepayment shall be in an aggregate principal amount not less than $1,000,000 or integral multiples of $100,000 in excess thereof. Each prepayment of the Notes shall include payment in cash of the principal amount of the Notes proposed to be prepaid on such prepayment date, all accrued but unpaid interest thereon to the date of such prepayment on the portion of the Notes being prepaid and the Applicable Prepayment Premium in respect of the portion of the Notes being prepaid. In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated pro rata among all of the Notes outstanding at such time in proportion, to the respective unpaid principal amounts.

              (b) Each notice of prepayment pursuant to this Section 3.6 shall specify the proposed date of such prepayment, the principal amount of the Notes to be prepaid, the interest owing on such principal amount and the aggregate Applicable Prepayment Premium in respect of the Notes being prepaid on such prepayment date.

3.7      SECURITIES REGISTER.

              (a) The Company shall cause to be kept at its principal office a register for the registration and transfer of the Notes (the "NOTE REGISTER"). The names and addresses of the holders of the Notes, the transfer of the Notes, and the names and addresses of the transferees of the Notes shall be registered in the Note Register.

              (b) The Person in whose name any registered Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes of this Agreement and the Company shall not be affected by any notice to the contrary, until due presentment of such Note for registration of transfer so provided in this Section 3.7(b). Payment of or on account of the principal, premium, interest and any other amount paid on any registered Note shall be made to (or based upon the written order of) such registered holder.

3.8      LOST, ETC. SECURITIES.

         Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of a financial institution or other institutional investor being satisfactory) of the ownership and the loss, theft, destruction or mutilation of any Note, and in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company (if such Investor is a financial institution or other institutional investor, its own agreement being satisfactory) or, in the case of any such mutilation, upon surrender for cancellation of such Note, the Company shall, without charge, issue, register and deliver in lieu of such Note a new Note of like kind representing the same rights represented by and dated the date of such lost, stolen, destroyed or mutilated Note. Any such new Note shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Note shall be at any time enforceable by any Person.

3.9      SEVERAL OBLIGATIONS; REMEDIES INDEPENDENT.

         No Investor shall have any obligation to any other Investor in respect of the failure by such Investor to purchase any Note required to be purchased by such Investor. The amounts payable by the Company at any time hereunder and under the Notes to each Investor shall be separate and independent debt and, subject to the provisions of Articles IX and XI, each holder shall be entitled to protect and enforce its rights arising out of this Agreement and the Notes held by it and it shall not be necessary for any other holder to consent to or be joined as an additional party in, any proceedings for such purposes.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  The Company hereby represents and warrants to the Investors that, after giving effect to the Enron Repurchase and the issuance and sale of the Purchased Securities, as of the Closing Date:

4.1      CORPORATE EXISTENCE.

         The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. The Company has all necessary power and authority to conduct its business as it is now being conducted and to own, operate and lease the properties and assets it currently owns, operates and holds under lease. The Company is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business activities or its ownership or leasing of property makes such qualification necessary. On or before the date hereof the Company has delivered or made available to the Investors true and complete copies of the Company's Articles of Incorporation and By-laws, together with all amendments thereto.

4.2      CORPORATE POWER AND AUTHORIZATION.

         The Company has all requisite power and authority to issue the Purchased Securities and to execute, deliver, and perform the Transaction Documents and to consummate the transactions contemplated thereby. The execution, delivery and performance of the Transaction Documents and the consummation of the transactions to be performed by the Company thereunder have been duly and validly authorized by all necessary action on the part of the Board of Directors, and no other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery and performance of the Transaction Documents by the Company or to consummate the transactions to be performed by the Company thereunder.

4.3      BINDING OBLIGATIONS.

         Each of the Transaction Documents when executed and delivered by the Company, shall constitute a legal, valid and binding obligation of the Company enforceable in accordance with its terms, except insofar as the enforceability thereof may be limited (i) by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) by general principles of equity and public policy (regardless of whether considered at law or in equity). When issued and delivered to the Investors at the Closing upon payment therefor as provided in this Agreement, the Purchased Securities will be duly authorized, validly issued, fully paid and nonassessable and free and clear of any Liens created by the Company.

4.4      NO VIOLATION.

         The execution, delivery and performance by the Company of the Transaction Documents and the Enron Purchase Agreement, the consummation of the transactions provided for therein and contemplated thereby, and the fulfillment by the Company of the terms thereof, will not (a) conflict with or result in a breach of any provision of the Articles of Incorporation or By-laws of the Company, (b) result in any default or in any material modification of the terms of any Indebtedness, material instrument or agreement, of the Company or the creation of any Lien upon any of the properties or assets owned by the Company, or (c) result in a violation by the Company of any Applicable Law or Permit applicable to the Company.

4.5      CONSENTS.

         All consents, approvals, qualifications, orders or authorizations of, or filings with, any Governmental Authority required to be obtained by the Company, and all consents under any material contracts, agreements, or instruments by which the Company is bound or to which it is subject, and required in connection with the Company's valid execution, delivery, or performance of the Transaction Documents and the Enron Purchase Agreement, and the consummation of the transactions contemplated thereby, has been obtained or made other than the filing of a Form D with the SEC.

4.6      SEC DOCUMENTS AND FINANCIAL STATEMENTS.

         The Company has timely filed with the Commission all forms, reports, schedules, statements and other documents required to be filed by it since August 5, 1997 under the

Exchange or the Securities Act (such documents, as supplemented and amended since the time of filing, collectively, the "SEC DOCUMENTS"). The SEC Documents, including, without limitation, any financial statements or schedules included therein, at the time filed (and, in the case of registration statements, on the dates of effectiveness) (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. The financial statements of the Company included in the SEC Documents at the time filed (and, in the case of registration statements, on the dates of effectiveness) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and fairly present (subject in the case of unaudited statements to normal, recurring audit adjustments) the combined financial position of the Company, as of the dates thereof and the combined results of operations and cash flows for the periods then ended. The condensed balance sheet for the Company included in its quarterly report on Form 10-Q for the fiscal quarter ended September 30, 1999 is referred to herein as the "INTERIM BALANCE SHEET".

4.7      RESERVE REPORT.

         The Company has delivered to the Investors a copy of the reserve report dated as of February 19, 1999, prepared by Ryder Scott Company Petroleum Engineers and the reserve report dated as of March 11, 1999 prepared by Fairchild, Ancell & Well, Inc., respectively, (the "REPORTS"), relating to the oil and gas reserves attributable to properties owned to which the Company has rights under lease or farm out or other written agreement by the Company. To the knowledge of the Company, the estimates of reserves in the Reports were prepared in accordance with standard geological and engineering methods generally accepted in the oil and gas industry. The estimates of the lease operating expenses in the Reports reasonably reflect the historical experience of the Company and the Company has no reason to believe that the estimates will not reflect future lease operating expenses and the historical factual information supplied by the Company to the independent engineering firm in connection with the preparation of the Reports was, at the time of delivery to such firm, true and complete in all material respects.

4.8      NO MATERIAL ADVERSE EFFECT.

         Since December 31, 1998, there has been no Material Adverse Effect with respect to the Company nor any acquisition or disposition of any material asset by the Company or any contract or arrangement therefor, otherwise than for fair value in the ordinary course of business.

4.9      LIABILITIES; INDEBTEDNESS.

         Except for liabilities incurred in the ordinary course of business and that would not, individually or in the aggregate, have a Material Adverse Effect, the Company does not have any liabilities, direct or contingent (including but not limited to liability with respect to any Plan or, to the Company's knowledge, any Environmental Law) other than those provided for in the

Interim Balance Sheet or disclosed on Schedule 4.9. Except as would not have a Material Adverse Effect or as disclosed on the Interim Balance Sheet or in the audited financial statements of the Company or as incurred in the ordinary course of business, the Company has no Indebtedness other than the Indebtedness disclosed on Schedule 4.9.

4.10     LITIGATION.

         Except as disclosed on Schedule 4.10, there is no action, suit or proceeding, or any governmental investigation or any arbitration, in each case pending or, to the knowledge of the Company, threatened against the Company or any material property of the Company before any Governmental Authority (i) which challenges the legality, enforceability or validity of this Agreement of the Transaction Documents, or (ii) which, if adversely determined, would have a Material Adverse Effect or impair the ability or obligation of the Company to perform fully on a timely basis any obligations which it has or will have under the Transaction Documents.

4.11     SPECIFIED CONTRACT AND COMMITMENTS.

              (a) Except as set forth on Schedule 4.11 and except for the Transaction Documents to be entered into pursuant to or in connection with this Agreement, the Company has no (i) employment or consulting contract involving annual payments by the Company in excess of $125,000 and not cancelable without liability on sixty days' notice or less; (ii) capital redemption or purchase agreements; (iii) agreements providing for the indemnification of other parties for such parties' negligence or other fault (except for such obligations incurred in the ordinary course of business as an owner or operator of oil and gas properties, including obligations under master service agreements, drilling contracts and similar agreements) or the sharing of the tax liability of other parties; (iv) collective bargaining agreements; (v) gas sales or purchase contract, gas marketing agreement or transportation agreement under which the Company is the seller, which agreement is not terminable without penalty on thirty days' notice or less, and which provides for a price less than fair market value; (vi) agreement for capital expenditures, the acquisition of commodities, equipment or material or the construction of fixed assets which individually are expected to require aggregate future payments by the Company in excess of $750,000 and all which in the aggregate would be expected to require future payments in excess of $2,500,000; (vii) agreement for, or that contemplates, the sale of any interest in oil or gas leases which involves payment (including property received in exchange or other non-cash consideration) to the Company in excess of $1,000,000 in the aggregate; (viii) agreement which requires future payments by the Company in excess of $400,000 (and not included in clauses (vi) or (vii)) which is not otherwise specifically disclosed herein; (ix) agreements containing covenants limiting or restricting the freedom of the Company to compete in any line of business or territory or with any person or entity; (x) area of mutual interest agreements binding the Company; (xi) futures, hedge, swaps, collars, puts, calls, floors, caps, options or other contracts that are intended to benefit from or reduce or eliminate the risk of fluctuations in the price of commodities, including hydrocarbons; (xii) indentures, mortgages, promissory notes, loan agreements, guaranties or other agreements or commitments relating to the borrowing of money or the incurrence of any other Indebtedness, or any related security agreements; (xiii) voting trust or other agreement or understanding with respect to the voting of its Capital Stock; (xiv) contracts, commitments, agreements, understandings or arrangements of any kind to which the Company is a party relating to the issuance of any Capital Stock of the Company, other than the Transaction Documents, (xv) agreements with respect to any of its Capital Stock which grant registration rights to any Person other than the Transaction Documents, (xvi) confidentiality agreements that would prohibit or restrict the disclosure of any information to the Investors (other than agreements that impose confidentiality restrictions involving seismic, geological or geophysical data or similar technical and business matters relating to the exploration for oil and gas and agreements that impose confidentiality restrictions relating to discussions with potential investors or potential parties to business combinations with the Company, provided that such discussions are no longer ongoing) or (xvii) any other material agreement or instrument (collectively, "SPECIFIED CONTRACTS"). None of the Specified Contracts have been amended or modified except as set forth on Schedule 4.11.

              (b) All of the Specified Contracts are in full force and effect and constitute legal, valid and binding obligations of the Company, and, to the knowledge of the Company, the other parties thereto, enforceable in all material respects in accordance with their respective terms, except insofar as the enforceability thereof may be limited (i) by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) by general principles of equity and public policy (regardless of whether considered at law or in equity). Neither the Company nor, to the knowledge of the Company, any other party to any Specified Contract, is in default in complying with any provisions thereof, and no condition or event or fact exists which, with notice, lapse of time or both would constitute a default thereunder on the part of the Company or, to the knowledge of the Company, any other party thereto, except for any such default, condition, event or fact that, individually or in the aggregate, would not have a Material Adverse Effect.

              (c) The Company has no contracts or subcontracts whereby the Company receives payments from the federal government for the sale of products to, or the provision of services to the government. The Company has provided the Investors with a true and complete copy of each contract, agreement and instrument listed on Schedule 4.11 or has otherwise made such documents available for the Investors to review.

4.12     TITLE TO PROPERTIES AND ASSETS; LEASES.

              (a) Except as set forth on Schedule 4.12, the Company has Defensible Title to all of its properties and assets (real and personal, tangible and intangible) reflected on the Interim Balance Sheet and all of the material assets thereafter acquired by the Company (except to the extent that such assets have thereafter been disposed of in the ordinary course of business consistent with past practice), and, in each case free and clear of all Liens except (i) Liens for taxes not yet due and payable or, if payable, that are being contested in good faith in the ordinary course of business, (ii) statutory Liens (including materialmen's, mechanic's, repairmen's, landlord's, and other similar liens) arising in the ordinary course of business to secure payments not yet due and payable or, if payable, that are being contested in good faith in the ordinary course of business, (iii) easements, restrictions, reservations or other encumbrances, as well as such imperfections or irregularities of title, if any, as are not material, (iv) obligations or duties to any municipality or public authority with respect to any franchise, grant, license or permit and all applicable laws, rules, regulations and orders of any governmental authority,
(v) all lessors' royalties, overriding royalties, net profits interests, production payments, carried interests, reversionary interests and other burdens on or deductions from the proceeds of production,

(vi) the terms and conditions of joint operating agreements and other oil and gas contracts, (vii) all rights to consent by, required notices to, and filings with or other actions by governmental or tribal entities, if any, in connection with the change of ownership or control of an interest in federal, state, tribal or other domestic governmental oil and gas leases, if the same are customarily obtained subsequent to such change of ownership or control, but only insofar as such consents, notices, filings and other actions relate to the transactions contemplated by this Agreement, (viii) any preferential purchase rights, (ix) required third party consents to assignment, (x) conventional rights of reassignment prior to abandonment and (xi) the terms and provisions of oil and gas leases, unit agreements, pooling agreements, communication agreements and other documents creating interests comprising the oil and gas properties; provided, however, the exceptions described in clauses (iv) through (xi) inclusive above are qualified to include only those exceptions in each case which do not operate to (A) reduce the net revenue interest of the Company below that set forth on Schedule 4.12, (B) increase the proportionate share of costs and expenses of leasehold operations attributable to or to be borne by the working interest of the Company above that set forth on Schedule 4.12 without a proportionate increase in the net revenue interest of the Company or (C) increase the working interest of the Company above that set forth on Schedule
4.12 without a proportionate increase in the net revenue interest of the Company, and, provided, further, that the foregoing defects, limitations, liens and encumbrances, whether individually material or not, do not in the aggregate create a Material Adverse Effect upon the Company (the categories of exceptions in clauses (iv) through (xi), as so qualified and as any such exceptions may exist from time to time, being referred to as the "DESIGNATED TITLE EXCEPTIONS"). To the Company's knowledge, all equipment now owned by the Company which is necessary to the business of the Company is in good condition and repair (ordinary wear and tear excepted), except where the failure to be in good condition and repair would not have a Material Adverse Effect.

              (b) Except as set forth on Schedule 4.12, but only to the knowledge of the Company with respect to oil and gas leases not operated by the Company, the oil and gas leases in which the Company owns an interest (i) have been maintained according to their terms and in compliance with all material agreements to which such oil and gas leases are subject, except where the failure to be so maintained or any noncompliance would not have a Material Adverse Effect, and (ii) are in full force and effect, except where the failure to be in full force and effect would not have a Material Adverse Effect.

              (c) All royalties, overriding royalties, compensatory royalties and other payments due with respect to the oil and gas properties of the Company have been properly and correctly paid, except where the failure to make such payment would not have a Material Adverse Effect.

4.13     COMPLIANCE WITH THE LAW.

         The Company (i) is not in violation of any Applicable Law and (ii) has not failed to obtain any Permit, necessary to the ownership of any of its properties or the conduct of its business, except in either case where a violation or failure would not have a Material Adverse Effect.

4.14     TAXES.

         The Company (i) has filed all tax returns and reports ("TAX RETURNS") required to be filed by or with respect to the Company, (ii) has included all items of income, gain, loss, deduction and credit or other items required to be included in each such Tax Return, and (iii) has paid all taxes, assessments, fees, imposts, duties or other charges, including any interest and penalties (all collectively referred to herein as "TAXES"), due with respect to such Tax Returns except for such failures as would not have a Material Adverse Effect. There is no claim against the Company for any Taxes, and no assessment, deficiency or adjustment has been asserted or proposed with respect to any Tax Return of or with respect to the Company.

4.15     EMPLOYEE BENEFIT MATTERS.

              (a) Definitions. Where the following words and phrases appear in this Agreement, they shall have the respective meanings set forth below, unless the context clearly indicates to the contrary:

                  (i) PLAN: Each "employee benefit plan," as such term is defined in Section 3(3) of ERISA, including, but not limited to, any employee benefit plan that may be exempt from some or all of the provisions of ERISA, which is sponsored, maintained, or contributed to by the Company or any of ERISA Affiliates (as hereinafter defined) for the benefit of the employees, former employees, independent contractors, or agents of the Company or any of its ERISA Affiliates, or has been so sponsored, maintained or contributed to since September 2, 1974.

                  (ii) BENEFIT PROGRAM OR AGREEMENT: Each personnel policy, stock option plan, collective bargaining agreement, workers' compensation agreement or arrangement, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, consulting agreement, employment agreement, and each other employee benefit plan, agreement, arrangement, program, practice or understanding, which is not described in Section 3.15(a)(i) and which is sponsored, maintained, or contributed to by the Company for the benefit of the employees, former employees, independent contractors, or agents of the Company or any of its Subsidiaries, or has been so sponsored, maintained, or contributed to since September 2, 1974.

                  (iii) BENEFIT PLANS: Collectively, the Plans and Benefit Programs or Agreements.

              (b) Employee Benefit Plan Compliance.

                  (i) Neither the Company nor any corporation, trade, business, or entity under common control with the Company, within the meaning of
         Section 414(b), (c), (m), or (o) of the Code or Section 4001 of ERISA, ("ERISA Affiliate") contributes to or has an obligation to contribute to, nor has the Company or any ERISA Affiliate at any time within six years prior to the Closing Date contributed to or had an obligation to contribute to, a multi-employer plan within the meaning of Section 3(37) of ERISA or any plan subject to Title IV of ERISA; and

                  (ii) All obligations, whether arising by operation of law or by contract, required to be performed in connection with the Benefit Plans have been performed, and there have been no defaults, omissions, or violations by any party with respect to any Benefit Plan or law applicable thereto, except as would not have a Material Adverse Effect; and

                  (iii) Each Plan that is intended to be qualified under Section 401(a) of the Code (A) satisfies the requirements of such Section in all material respects, (B) has received a favorable determination letter from the Internal Revenue Service ("IRS") regarding such qualified status and (C) has not, since receipt of the most recent favorable determination letter, been amended or operated in a way that would materially and adversely affect such qualified status and, to the extent such letter does not cover amendments required by law, both the time for adopting such amendments if not previously adopted and filing such amendments with the Internal Revenue Service if not previously filed has not expired.

              (c) No Additional Rights or Obligations. Except as set forth on
Schedule 4.15, the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby will not
(i) require the Company to make a larger contribution to, or pay greater benefits under, any Benefit Plan than it otherwise would, or (ii) create or give rise to any additional vested rights or service credits under any Benefit Plan.

              (d) No Additional Severance. The Company is not a party to any agreement, nor has the Company established any policy or practice requiring it to make a payment or provide any other form of compensation or benefit to any person performing services for the Company upon termination of such services that would not be payable or provided in the absence of the consummation of the transactions contemplated by the Transaction Documents.

              (e) No Excess Parachute Payments. In connection with the consummation of the transaction contemplated by the Transaction Documents, no payments have or will be made under the Benefit Plans.

4.16     INVESTMENT COMPANY ACT.

         The Company is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

4.17     PUBLIC UTILITY HOLDING COMPANY ACT.

         The Company is not a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

4.18     NO RESTRICTIONS ON AFFILIATES.

         The Company is not a party to any agreement that would purport to impose restrictions or limitations on the Investors or any of their Affiliates.

4.19     CAPITALIZATION.

         The authorized capital stock of the Company consists of (i) 40,000,000 shares of Common Stock of which 14,011,364 shares will be issued and outstanding as of the Closing Date (after giving effect to the Enron Repurchase and the consummation of the transactions contemplated by the Transaction Documents) and an additional 1,000,000 shares are reserved for issuance under the Incentive Plan of the Company and 222,120 shares are reserved for issuance pursuant to other outstanding options and (ii) 10,000,000 shares of Preferred Stock, par value $0.01, none of which will be issued and outstanding (after giving effect to the Enron Repurchase and the consummation of the transactions contemplated by the Transaction Documents). Schedule 4.19 sets forth the name and address of each person known to the Company to be the beneficial owner of 5% or more of the outstanding shares of Common Stock. Except for up to 1,000,000 shares of Common Stock reserved for issuance upon purchases of shares of Common Stock under the Incentive Plan of the Company or the other outstanding options set forth on
Schedule 4.19, there are no outstanding subscriptions, warrants, options, calls, commitments or other rights to purchase or acquire, or securities convertible into or exchangeable for, any Capital Stock of the Company. All of the outstanding shares of Common Stock are validly issued, fully paid, and nonassessable. There have been reserved for issuance, and the Company shall at all times keep reserved, out of the authorized and unissued shares of the Company's Common Stock, a number of shares sufficient to provide for the exercise of the rights of purchase represented by the Warrants, and such shares, when issued upon receipt of payment therefor or upon a net exercise in accordance with the terms of the Warrants and of the Warrant Agreement, will be legally and validly issued, fully paid and nonassessable and will be free of any preemptive rights of shareholders.

4.20     SUBSIDIARIES.

         The Company does not own any subsidiaries and does not own, directly or indirectly, any interest or investment in any Person, other than interests under any joint operating agreement of oil and gas property that expressly provides the relationship of the parties created by such agreement is not intended to render the parties thereto liable as partners.

4.21     ENVIRONMENTAL MATTERS.

         Except as set forth on Schedule 4.21:

              (a) the properties and operations of the Company have not violated and are not in violation of any Environmental Laws or any order or requirement of any court or Governmental Authority to the extent pertaining to health or the environment, except where a violation would not have a Material Adverse Effect, nor are there any conditions existing on such property or resulting from operations thereon that may give rise to any on-site or off-site remedial obligations under any Environmental Law, except for any condition that would not have a Material Adverse Effect;

              (b) without limitation of Section 4.21(a) above, the Company is not subject to any pending or, to the knowledge of the Company, threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority under any Environmental Law;

              (c) except as would not have a Material Adverse Effect, (i) all notices, Permits, licenses or similar authorizations, if any, required to be obtained or filed by the Company under any Environmental Law, including without limitation those relating to the treatment, storage, disposal or release of any Hazardous Material into the environment, have been duly obtained or filed, and
(ii) the Company has complied and is in compliance with the terms and conditions of all such notices, Permits, licenses and similar authorizations;

              (d) except as would not have a Material Adverse Effect, (i) all Hazardous Materials generated by or as a result of operations on properties owned by the Company and requiring disposal have been transported only by carriers maintaining valid authorizations under applicable Environmental Laws and treated and disposed of only at treatment, storage and disposal facilities maintaining valid authorizations under applicable Environmental Laws and (ii) such carriers and facilities have been and are operating in compliance with such authorizations and are not the subject of any pending or threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws;

              (e) except as would not have a Material Adverse Effect, (i) there are no asbestos-containing materials on or in any property owned or used by the Company and (ii) there are no storage tanks or similar containers on or under any such properties from which Hazardous Materials may be released into the surrounding environment;

              (f) without limiting the foregoing, there is no material liability of the Company (accrued or contingent) to any non-governmental third party in tort or under common law or under Environmental Laws in connection with any release or threatened release of any Hazardous Material into the environment as a result of operations conducted on its properties; and

              (g) Schedule 4.21 separately lists for the Company any and all existing liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations in which there is a possible uninsured loss greater than $250,000 or $500,000 in the aggregate against or affecting it and relating to the release, discharge or emission of any Hazardous Material, or to the generation, treatment, storage or disposal of any wastes, or otherwise relating to the protection of the environment or to the non-compliance with any notices, Permits, licenses, consent decrees or other authorizations and the disposition of each such liability. With respect to each such pending or prior matter, Schedule 4.21 hereto lists the date of such liability, the claimant or investigating agency, the nature and a brief description of the matter, the damages claimed or relief sought, and the status or outcome of the matter. Except as set forth on Schedule 4.21, the Company has not received any written notice that it is a potentially responsible party under any Environmental Laws.

4.22     INTELLECTUAL PROPERTY AND OTHER INTANGIBLE ASSETS.

         The Company (i) owns or has the right to use, free and clear of all Liens, all patents, trademarks, service marks, trade names, and copyrights, and all applications, licenses, and rights with respect to the foregoing, and all trade secrets, including know-how, inventions, designs, processes, works of authorship, computer programs, and technical data and information (collectively, "Intellectual Property") used and sufficient for use in the conduct of its business as now conducted without infringing upon or violating any right, Lien, or claim of others, and (ii) except as described on Schedule 4.22, is not obligated or under any liability whatsoever to make any payments by way of royalties, fees, or otherwise to any owner or licensee of, or other claimant to, any patent, trademark, service mark, trade name, copyright, or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise, except for such failures to have the right to use such obligations and not have a Material Adverse Effect.

4.23     NO PUBLIC OFFER.

         Neither the Company nor anyone acting on its behalf has offered to any Person securities of the Company, or any part thereof, or any instruments convertible, exercisable, or exchangeable into such securities, or has solicited from, or otherwise approached or negotiated in respect thereof with, any Person other than the Investors and not more than 25 institutional investors any offer to acquire the same, in a manner, or taken or failed to take any other action, so as to make the transactions contemplated by this Agreement subject to the registration requirements of Section 5 of the Securities Act.

4.24     INSURANCE.

         The Company maintains property, casualty, general liability and other insurance policies with coverage limits in amounts and with carriers as in each case are customary in accordance with sound business practices and which the Company believes are adequate in the circumstances. The Company has previously provided, or made available to the Investors true and complete copies of all of the Company's insurance policies. The Company has given in a timely manner to its insurers all notices required to be given under such insurance policies with respect to all material claims and actions covered by insurance, and no insurer has denied coverage of any such claims or actions or reserved its rights in respect of or rejected any of such claims. The Company has not received any notice or other communication from any such insurer canceling or materially amending any of such insurance policies, and no such cancellation is pending or threatened.

4.25     CERTAIN TRANSACTIONS.

         Except as set forth on Schedule 4.25 , (a) the Company is not indebted directly or indirectly to any of its officers, directors or shareholders or to their respective spouses or children in any amount whatsoever, (b) none of such officers, directors or shareholders, or any members of their immediate families, are indebted to the Company or have any direct or indirect ownership interest in any Person with which the Company has a business relationship (other than ownership interests of less than 5% in a publicly traded company), or any Person that competes with the Company (other than ownership interests of less than 5% in a publicly traded competitor), and (c) no officer, director or 10% shareholder, or any member of his immediate family, has a direct or material indirect financial interest in any material contract with the Company other than employment arrangements and benefit plans.

4.26     USE OF PROCEEDS.

         All proceeds from the issuance of the Purchased Securities will be used by the Company only in accordance with the recitals of this Agreement. No part of the proceeds from the issuance of the Purchased Securities will be used by the Company to purchase or carry any "margin securities" as that term is defined in Regulation U of the Federal Reserve Board or to extend credit to others for the purpose of purchasing or carrying margin stock. Neither the purchase of the Securities nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations T, U or X of the Federal Reserve Board.

4.27     PLUGGING AND ABANDONMENT OBLIGATIONS.

         Except as set forth on Schedule 4.27 and as would not have a Material Adverse Effect, there is no well located upon any property owned by the Company that the Company is currently obligated by law or contract to plug and abandon.

4.28     NO MATERIAL MISSTATEMENTS OR OMISSIONS.

         None of the Transaction Documents contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading, in view of the circumstances in which they were made (provided that, except as set forth in Section 4.30, the Company makes no representation or warranty as to any representations or warranties made by any Person other than the Company or its Subsidiaries in any Transaction Document). To the knowledge of the Company, there is no fact or information relating to the business, prospects, condition (financial or otherwise), affairs, operations, or assets of the Company that has not been disclosed to the Investors in writing by the Company which could result in a Material Adverse Effect, including, without limitation, through disclosure in the SEC Documents. The financial statements and other related financial data (excluding all projections and pro forma financial data) and reserve reports furnished to the Investors by or at the direction of the Company in connection with the negotiation of this Agreement do not contain any material misstatement of fact and, when considered with all other written statements furnished to the Investors in that connection, such financial statements, related financial data (excluding all projections and pro forma financial data) and reserve reports do not omit to state a material fact or any fact necessary to make the statement contained therein not misleading. The circumstances and events that are not required to be identified on the Schedules hereto by reason of the materiality qualifications contained in the representations and warranties in this Article IV, or which are otherwise within such qualifications, in the aggregate do not have, and could not reasonably be expected to have, a Material Adverse Effect on the Company when taken in the context of all of the assets, obligations and operations of the Company.

4.29     FEES AND COMMISSIONS.

         Except as set forth on Schedule 4.29, the Company has not retained, nor are any fees due from the Company to, any intermediary retained by such party, any finder, broker, agent, financial advisor, or other intermediary, in connection with the transactions contemplated by the Transaction Documents.

4.30     ENRON PURCHASE AGREEMENT.

         The representations and warranties of the Company and, to the Company's knowledge, of the other parties to the Enron Purchase Agreement contained in the Enron Purchase Agreement are true in all material respects.

4.31     PROJECTIONS.

          The Projections have been prepared in good faith based upon material assumptions that were reasonable at the time the Projections were prepared and as of the Closing Date; provided that, notwithstanding any other provisions hereof, it is recognized by the Investors that the Projections and any reserve report delivered in connection with this Agreement as they relate to future events are not to be viewed as fact and that the actual results during the period or periods covered by the Projections or reserve reports may differ from the projected results set forth therein by a material amount; and, without limiting the generality of the foregoing, no representation or warranty is made as to future prices of hydrocarbons or as to the timing or results of future exploration or production operations, other than the representation that the assumptions relating thereto were reasonable.



                                   ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF INVESTORS

5.1      REPRESENTATIONS AND WARRANTIES OF EACH INVESTOR.

         Each Investor represents and warrants to the Company, severally and not jointly, as of the date hereof as follows:

              (a) Purchase for its Own Account. Such Investor is purchasing the Purchased Securities for its own account, without a view to the distribution thereof in violation of the Securities Act, all without prejudice, however, to the right of such Investor at any time, in accordance with this Agreement or the Transaction Documents, lawfully to sell or otherwise to dispose of all or any part of the Purchased Securities held by it.

              (b) Accredited Investor. Such Investor is an "accredited investor" within the meaning of Regulation D under the Securities Act.

              (c) Authority, Etc. Such Investor has the power and authority to enter into and perform this Agreement and the execution and performance hereof have been duly authorized by all proper and necessary action; this Agreement constitutes the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights and the application of equitable principles.

              (d) Securities Act Compliance. Such Investor understands that the Company has not registered the Purchased Securities under the Securities Act, and each Investor agrees that the Purchased Securities may not be sold or transferred or offered for sale or transfer by it without registration under the Securities Act or the availability of an exemption therefrom, all as more fully provided in Article X hereof. Such Investor understands that any transfer agent of the Company will be issued stop-transfer restrictions with respect to the Purchased Securities unless such transfer is subsequently registered under the Securities Act and applicable state and other securities laws or unless an exemption from such registration is available. Such Investor has experience in analyzing and investing in entities like the Company, such Investor can bear the economic risk of its investment, including the full loss of its investment, and by reason of its business or financial experience or the business or financial experience of its professional advisors has the capacity to evaluate the merits and risks of its investment and protect its own interest in connection with the purchase of the Purchased Securities from the Company at the Closing. Such Investor has received copies of the SEC Documents. Such Investor has had a reasonable opportunity to ask questions relating to and otherwise discuss the terms and conditions of the offering and the other information set forth in the SEC Documents and the Company's business, management and financial affairs with the Company's management, customers and other parties, and such Investor has received satisfactory responses to its inquiries. Such Investor does not have any contract, undertaking, agreement or arrangements with any Person to sell, transfer or grant a participation to such Person or to any third Person, with respect to any of the Purchased Securities in violation of the Federal or any state securities laws.

                                   ARTICLE VI

                             CONDITIONS TO PURCHASE

6.1      CONDITIONS TO OBLIGATIONS OF INVESTORS ON THE CLOSING DATE.

         The obligations of the Investors to purchase the Notes hereunder is subject to the satisfaction of the following conditions:

              (a) Transaction Documents. The Investors shall have received, in form and substance satisfactory to them and their counsel, a duly executed copy of each of the Transaction Documents, together with such additional documents, instruments, certificates as the Investors and their counsel shall reasonably require in connection therewith, including those listed in the Schedule of Documents attached hereto as Annex A and incorporated herein, each in form and substance satisfactory to the Investors and their counsel.

              (b) No Default. On the Closing Date and after giving effect to the transactions contemplated by the Transaction Documents and the Enron Purchase Agreement, no Default or Event of Default shall have occurred and be continuing.

              (c) No Litigation. There shall exist no actions, suits or proceedings at law or in equity by or before any Governmental Authority now pending or threatened against or affecting the Company or its business, assets or rights which involve any of the transactions contemplated by the Transaction Documents or the Enron Purchase Agreement.

              (d) Enron Repurchase. The Enron Repurchase shall have been consummated, or will be consummated simultaneously with the closing of the transactions contemplated hereby, substantially in accordance with the terms of the Enron Purchase Agreement, the terms and conditions of which shall be reasonably acceptable to the Investors.

              (e) Senior Facility. The Company shall have entered into, or will simultaneously with the closing of the transactions contemplated hereby, an amendment to the Senior Credit Agreement, the terms and conditions of which shall be acceptable to the Investors.

              (f) Payment of Fees and Expenses. All fees and expenses owing by the Company to the Investors under the terms of any Transaction Document or any other document executed in connection herewith or therewith shall have been paid to the Investors or other party to which owed on the Closing Date. The counsel for the Investors shall have received payment in full to the extent invoiced for all reasonable legal fees, and all costs and expenses incurred, by such counsel through the Closing Date in connection with the transactions contemplated under the Transaction Documents and instruments in connection therewith.

              (g) Requisite Approvals. The Company shall have obtained copies of all required governmental and other consents, licenses, Permits and approvals relating to the transactions contemplated by the Transaction Documents, which consents, licenses, Permits and approvals shall be in form and substance acceptable to Investors and its counsel.

              (h) Representations and Warranties; Performance of Covenants. The representations and warranties of the Company contained in each Transaction Document and in any certificate or other instrument delivered pursuant to any of the foregoing shall be correct in all material respects as though made on and as of the Closing Date. The Company shall have satisfied each of the conditions precedent set forth therein on and as of the Closing Date.

              (i) Legal Matters. All matters relating to the Enron Repurchase and the Transaction Documents and the transactions contemplated thereby shall be reasonably satisfactory to the Investors and their counsel.

                                  ARTICLE VII

                              AFFIRMATIVE COVENANTS

         The Company covenants and agrees with each Investor, solely in its capacity as a purchaser of a Note, that until payment in full of all Obligations (other than contingent or disputed indemnity and expense reimbursement obligations for which no claim has been made), unless the Required Investors shall otherwise consent in writing, the Company will, and will cause each of its Subsidiaries to:

7.1      EXISTENCE; BUSINESSES AND PROPERTIES.

              (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 8.4 (including without limitation any Asset Sales permitted by such Section); and

              (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, Permits, franchises, authorizations, patents, copyrights, trademarks and trade names used or held for use in the conduct of its business except where the failure to do so could not reasonably be expected to have a Material Adverse Effect;

              (c) Comply with all applicable laws, rules, regulations and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and

              (d) Maintain and preserve at all times all property material to the conduct of such business and keep such property in reasonable repair (subject to ordinary wear and tear), working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be conducted at all times in accordance with industry standards for a prudent operator (except as otherwise expressly permitted under Section 8.4, including without limitation any Asset Sales permitted by such Section); provided, that this Section 7.1(d) shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties, provided that such discontinuance of operation or maintenance could not reasonably be expected to have a Material Adverse Effect.

7.2      INSURANCE.

         At all times, maintain with financially sound and reputable insurers insurance with respect to its properties and businesses against loss or damage of the kind customarily insured against by companies of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such companies.

7.3      TAXES, ETC.

         Pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim if (i) the validity, applicability or amount thereof shall be contested in good faith by appropriate proceedings and the Company shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien or (ii) the nonpayment thereof could not reasonably be expected to have a Material Adverse Effect.

7.4      FINANCIAL STATEMENTS, REPORTS, ETC.

                  In the case of the Company, furnish to each Investor:

              (a) within 90 days after the end of each Fiscal Year, its consolidated and consolidating balance sheets and related statements of operations, shareholders' equity and cash flows showing the financial condition of the Company and its consolidated Subsidiaries as of the close of such Fiscal Year and the results of its operations and the operations of such Subsidiaries during such year, in each case setting forth comparative figures for the preceding Fiscal Year and comparable budgeted figures for such period, in the case of such consolidated financial statements (but not such budgeted figures) audited by Arthur Andersen LLP or another firm of independent public accountants of recognized national standing reasonably acceptable to the Required Investors and accompanied by an opinion of such accountants (which shall not be qualified as to the scope of the audit or as to the going-concern status of the Company and its Subsidiaries) to the effect that such consolidated financial statements fairly present in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied (unless the Company's certified public accountants concur in any change therein, and such change is disclosed to the Investors and is consistent with GAAP);

              (b) within 45 days after the end of each of the first three fiscal quarters of each Fiscal Year, its unaudited consolidated and consolidating balance sheets and related statements of operations, shareholders' equity and cash flows showing the financial condition of the Company and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Subsidiaries during such fiscal quarter and the then elapsed portion of the Fiscal Year, in each case setting forth comparative figures for the corresponding periods in the prior Fiscal Year and comparable budgeted figures for such period, all certified by one of its Financial Officers as fairly presenting in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied (unless the Company's certified public accountants concur in any change therein, and such change is disclosed to the Investors and is consistent with
GAAP), subject to normal year-end audit adjustments;

              (c) within 30 days after the end of each month, reports setting forth its operating and production data for such month and unaudited financial statements (estimated by management of the Company in good faith based on reasonable assumptions, but not required to be certified by a Financial Officer) setting forth the Company's results of operations for such month and financial condition as of the end of such month, such reports and financial statements to be prepared on a basis consistent with the Company's current practice or as reasonably agreed by the Company and the Required Investors;

              (d) concurrently with any delivery of financial statements under sub-paragraph (a) or (b) above, a certificate of the accounting firm or Financial Officer opining on or certifying such statements (which certificate, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations) (i) certifying that, to such firm or person's best knowledge, no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to the Investors demonstrating compliance with the covenants contained in Sections 8.10 and 8.11;

              (e) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which the Company has made available to its shareholders and copies of any regular, periodic and special reports or registration statements which the Company filed with the Commission or any Governmental Authority which may be substituted therefor, or any national securities exchange or quotation system;

              (f) promptly, from time to time, such other information (including, without limitation, current and projected annual budgets (presented on a monthly basis) regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of any Transaction Document, as the Required Investors may reasonably request, subject in all cases to any confidentiality restrictions that may be applicable to the Company and to any confidentiality restrictions that the Company reasonably imposes on the Persons receiving such information; provided that the Company will use commercially reasonable efforts to furnish such information (excluding information covered by confidentiality restrictions in agreements relating to seismic, geologic or geophysical data or similar technical and business matters relating to the exploration for oil and gas), which requirement shall be satisfied if the Investor is offered the opportunity to review such confidential information by executing or otherwise becoming a party to the confidentiality restrictions on substantially the same terms (including any standstill provisions) as are applicable to the Company; provided, further, that neither the Company nor any of its Subsidiaries shall be required to disclose to any Investor or any agents or representatives thereof any information which is the subject of attorney-client privilege or attorney's work product privilege properly asserted by the applicable Person to prevent the loss of such privilege in connection with such information.

7.5      LITIGATION AND OTHER NOTICES.

         Upon any Responsible Officer of the Company obtaining knowledge thereof, furnish to each Investor prompt written notice of the following:

              (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

              (b) the filing or commencement of, or any written threat or written notice of intention of any person to file or commence, any action, suit, proceeding or investigation, whether at law or in equity or by or before any Governmental Authority, against the Company or any Affiliate thereof that if adversely determined could result in a Material Adverse Effect;

              (c) any written or oral notice of any violation of, or liability under, any Environmental Laws, the subject matter of which could reasonably be expected to result in a Material Adverse Effect;

              (d) any notices of a default or event of default under the Senior Credit Agreement or any Senior Refinancing Agreement; and

              (e) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

7.6      EMPLOYEE BENEFITS.

         Comply in all material respects with the applicable provisions of ERISA and the Code and furnish to the Investors as soon as possible after, and in any event within 10 days after any Responsible Officer of the Company or any ERISA Affiliate knows or has reason to know that, any ERISA Event has occurred that, alone or together with any other ERISA Event could reasonably be expected to result in liability of the Company in an aggregate amount exceeding $500,000 or requiring payments exceeding $100,000 in any year, a statement of a Financial Officer of the Company setting forth details as to such ERISA Event and the action, if any, that the Company proposes to take with respect thereto.

7.7      MAINTAINING RECORDS; ACCESS TO PROPERTIES AND INSPECTIONS.

         Keep proper books of record and account in which proper entries in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities; permit, and will cause each of its Subsidiaries to permit, any representatives designated by the Required Investors to visit and inspect the financial records and the properties of the Company or any Subsidiary at reasonable times and as often as reasonably requested, and to make extracts from and copies of such financial records, and permit any representatives designated by any such Investor to discuss the affairs, finances and condition of the Company or any Subsidiary with the officers thereof and independent accountants therefor (with representatives of the Company being given reasonable opportunity to be present unless an Event of Default or Default has occurred and is continuing), subject in all cases to any confidentiality restrictions that may be applicable to the Company and to any confidentiality restrictions that the Company reasonably imposes on the Persons receiving such information; provided, however, that notwithstanding the provisions of Section 12.5, any Investor for whose benefit such inspection and visitation is made acknowledges that in connection with such inspection and visitation, none of the Company, its Affiliates and their respective officers, directors, employees and agents (the "COMPANY PARTIES") shall have any responsibility for the condition of any operational property of the Company or its Subsidiaries so visited and inspected, the access and egress thereto, and any vice or defect therein or thereon, and assumes all responsibility for and hereby releases and indemnifies the Company Parties against any claim for damage or injury to such Investor (or the representatives thereof) (other than any claim for damage or injury arising out of the gross negligence or willful misconduct of any Company Party); provided, further, that neither the Company nor any of its Subsidiaries shall be required to disclose to any Investor or any agents or representatives thereof any information which is the subject of attorney-client privilege or attorney's work product privilege properly asserted by the applicable Person to prevent the loss of such privilege in connection with such information; and provided, further, that the Company will use commercially reasonable efforts to furnish such information (excluding information covered by confidentiality restrictions in agreements relating to seismic, geologic or geophysical data or similar technical and business matters relating to the exploration for oil and gas), which requirement shall be satisfied if the Investor is offered the opportunity to review such confidential information by executing or otherwise becoming a party to the confidentiality restrictions on substantially the same terms (including any standstill provisions) as are applicable to the Company.

7.8      SUBSIDIARIES.

         Promptly inform the Investors of the creation or acquisition of any direct or indirect Subsidiary (subject to the provisions of Section 8.4 hereof) and cause each direct or indirect Subsidiary to enter into a guaranty in form and substance reasonably satisfactory to the Investors, which guaranty shall provide for a guaranty by such Subsidiary of the Notes on a senior subordinated basis.

7.9      COMPLIANCE WITH ENVIRONMENTAL LAWS.

         Comply, and use commercially reasonable efforts to cause all lessees and other persons occupying its Properties to comply, in all respects with all Environmental Laws and Permits applicable to its operations and Properties except to the extent that the failure to comply therewith could not reasonably be expected to result in liability in a Material Adverse Effect; obtain and renew all Permits necessary for its operations and Properties, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and promptly implement and diligently conduct and complete any Remedial Action required under, and in accordance with, Environmental Laws, except to the extent that: (a) the cost of such Remedial Action could not reasonably be expected to exceed $100,000; or (b) the necessity of any such Remedial Action is being contested in good faith by appropriate proceedings timely instituted and in the manner provided by applicable law.

7.10     PREPARATION OF ENVIRONMENTAL REPORTS.

         If a Default caused by reason of a breach of Section 4.21 or 7.9 shall have occurred and be continuing, at the request of the Required Investors, provide to the Investors as soon as reasonably practical after such request, at the expense of the Company, an environmental site assessment report for the properties which are the subject of such Default prepared by an environmental consulting firm reasonably acceptable to the Required Investors and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or Remedial Action in connection with such Properties.

7.11     AMENDMENTS.

         Promptly supply to the Investors certified copies of any amendments to the Senior Credit Agreement (in each case, subject to Section 8.13 hereof).

7.12     FISCAL YEAR.

         Maintain a fiscal year ending on December 31 of each year.

                                  ARTICLE VIII

                               NEGATIVE COVENANTS

                  The Company covenants and agrees with each Investor, solely in its capacity as a purchase of a Note, that, until payment in full of all Obligations (other than contingent and disputed indemnity and expense reimbursement obligations for which no claim has been made), unless the Required Investors shall otherwise consent in writing, the Company will not, nor will it cause or permit any of the Subsidiaries to:

8.1      INDEBTEDNESS.

         Incur, create, assume or permit to exist any Indebtedness, except:

              (a) Indebtedness existing on the Closing Date and set forth in
Schedule 8.1;

              (b) the Senior Indebtedness;

              (c) Indebtedness under this Agreement and the other Note
Documents;

              (d) in the case of the Company, interest rate protection agreements, foreign currency exchange agreements or other interest or interest rate hedging agreements entered into in the ordinary course and not for speculative purposes;

              (e) Indebtedness of the Company to any wholly owned Subsidiary of the Company and Indebtedness of any wholly owned Subsidiary of the Company to the Company or any other wholly owned Subsidiary of the Company, so long as such Indebtedness is evidenced by an intercompany note pledged to the Senior Lender to the extent provided in the Senior Credit Agreement and any Indebtedness of the Company to any wholly owned Subsidiary shall be subordinated to all Senior Indebtedness and the Notes;

              (f) all Indebtedness with respect to Production Payments;

              (g) in the case of the Company, additional unsecured Indebtedness in an aggregate principal amount at any time outstanding not in excess of $500,000;

              (h) in the case of the Company, commodity price hedging agreements or arrangements entered into in the ordinary course and not for speculative purposes;

              (i) Guaranties by the Company of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Company or any other Subsidiary;

              (j) Indebtedness of any Person that becomes a Subsidiary after the date hereof; provided, that (i) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (ii) the aggregate principal amount of Indebtedness permitted by this clause (j) shall not exceed $2,500,000 at any time outstanding;

              (k) Indebtedness arising under any performance bond, or letter of credit obtained for similar purposes, or any reimbursement obligations in respect thereof, entered into in the ordinary course of business; and

              (l) Purchase Money Indebtedness and Capital Lease Obligations to the extent such Purchase Money Indebtedness and Capital Lease Obligations do not constitute Senior Indebtedness, in an aggregate principal amount at any time outstanding not in excess of $10,000,000.

8.2      LIENS.

         Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person, including any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

              (a) Liens existing on the date hereof and set forth in Schedule 8.2, provided that such Liens shall secure only those obligations which they secure on the date hereof;

              (b) any Lien securing Senior Indebtedness, provided that, in the case of security interest securing Purchase Money Indebtedness, (i) such security interest secures Indebtedness permitted by the definition of Senior Indebtedness, (ii) such security interest is incurred, and the Indebtedness secured thereby is created, within 180 days after the acquisition (or completion of construction) of the property or assets subject thereto, (iii) the Indebtedness secured thereby does not include any other Indebtedness that is not Senior Indebtedness from the same financing source and (iv) such security interest do not apply to any other property or assets of the Company or any Subsidiary except any such property or assets which are the subject of any Lien securing Senior Indebtedness from such financing source;

              (c) any Lien existing on any property or asset (together with any receivables, intangibles and proceeds related thereto) prior to the acquisition thereof by the Company or any Subsidiary, provided that (i) such Lien is not created in contemplation of or in connection with such acquisition and (ii) such Lien does not apply to any other property or assets of the Company or any Subsidiary; and provided, further, that such Liens do not secure any Indebtedness or other obligation not permitted under this Agreement;

              (d) Liens for taxes, assessments and governmental charges or liens which are being contested in compliance with Section 7.3;

              (e) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlord's or other like Liens arising in the ordinary course of business and securing obligations that (i) are not due and payable, (ii) which are being contested in compliance with Section 7.3, or (iii) which are not being contested, provided that such Liens do not exceed $50,000 at any one time outstanding;

              (f) pledges and deposits made in the ordinary course of business in compliance with workmen's compensation, unemployment insurance and other social security laws or regulations;

              (g) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

              (h) zoning restrictions, easements, licenses, covenants, conditions, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business and minor irregularities of title that, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

              (i) Liens securing Purchase Money Indebtedness in real property, improvements thereto or equipment hereafter acquired (or, in the case of improvements, constructed) by the Company or any Subsidiary (together with any receivables, intangibles and proceeds related thereto), provided that (i) such security interests secure Indebtedness permitted by Section 8.1(l), (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 180 days after such acquisition (or completion of construction),
(iii) the Indebtedness secured thereby does not exceed 85% of the lesser of the cost or the fair market value of such real property, improvements or equipment at the time of such acquisition (or construction) (provided that this clause
(iii) shall not apply to the extent such Indebtedness is recourse only to such assets) and (iv) such security interests do not apply to any other property or assets of the Company or any Subsidiary;

              (j) Liens arising out of judgments or awards (other than any judgment that is described in clause (i) of Article VII and constitutes an Event of Default thereunder) in respect of which the Company shall in good faith be prosecuting an appeal or proceedings for review and in respect of which it shall have secured a subsisting stay of execution pending such appeal or proceedings for review, provided the Company shall have set aside on its books adequate reserves, in accordance with GAAP, with respect to such judgment or award;

              (k) deposits, Liens or pledges to secure payments of workmen's compensation and other payments, public liability, unemployment and other insurance, old-age pensions or other social security obligations, or the performance of bids, tenders, leases, contracts (other than contracts for the payment of money), public or statutory obligations, surety, stay or appeal bonds, or other similar obligations arising in the ordinary course of business;

              (l) unperfected Liens arising by operation of law under Article 2 of the Uniform Commercial Code in favor of unpaid sellers or prepaying buyers of goods relating to amounts that are not past due in accordance with their respective terms of sale;

              (m) any rights arising as a matter of law or existing on the Closing Date, in each case of the lessor of any premises leased by the Company with respect to tangible property on the leased premises;

              (n) any Designated Title Exceptions which are incurred in the ordinary course of business and would not materially adversely affect the operations of the Company or otherwise in the aggregate have a Material Adverse Effect;

              (o) any Producer's Lien;

              (p) Liens on the property or assets of any Person existing at the time such Person becomes a Subsidiary of the Company and not incurred as a result of (or in connection with or in anticipation of) such Person's becoming a Subsidiary of the Company, provided that such Liens do not extend to or cover any property or assets of the Company or any of its Subsidiaries other than the property or assets encumbered at the time such Person becomes a Subsidiary of the Company, and provided, further, that such Liens do not secure any Indebtedness or other obligation not permitted under this Agreement; and

              (q) Liens securing Indebtedness permitted to be incurred under
Section 8.1(d) and (h).

8.3      INVESTMENTS, LOANS AND ADVANCES.

         Purchase, hold or acquire any Capital Stock, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other Person ("INVESTMENTS"), except:

              (a) Permitted Investments;

              (b) loans or advances to employees in the ordinary course of business in an aggregate amount to any single employee not in excess of $75,000 (or, if and to the extent such loans or advances shall be used by such employee for relocation expenses, $100,000) and in an aggregate amount for all employees of the Company and the Subsidiaries not in excess of $500,000 at any one time outstanding;

              (c) trade credits and accounts arising in the ordinary course of business;

              (d) loans or advances by the Company or any wholly owned Subsidiary to the Company or any wholly owned Subsidiary that are permitted under Section 8.1(e);

              (e) Investments in any Subsidiary formed after the date hereof by the Company, provided that the Company and such Subsidiary comply with the provisions of Section 7.8;

              (f) interest rate and commodity price protection agreements permitted under Section 8.1(d) and (h);

              (g) Investments made as a result of the receipt of non-cash consideration from an asset sale that was made pursuant to and in compliance with Section 8.5;

              (h) Investments made in any debtor of the Company as a result of the receipt of stock, obligations or securities in settlement of debts created in the ordinary course of business and owing to the Company or any of its Subsidiaries;

              (i) Investments made pursuant to the requirements of farm-out, farm-in, joint operating, joint venture or area of mutual interest agreements, gathering systems, pipelines or other similar or customary arrangements entered into in the ordinary course of business

(including, without limitation, advances to operators under operating agreements entered into by Borrower in the ordinary course of business) (provided that any such single Investment in excess of $1,000,000 shall be approved by the Board of Directors of the Company);

              (j) Investments made in connection with Acquisitions permitted under Section 8.4;

              (k) any other Investments in any Person having an aggregate fair market value (measured on the date each such investment was made and without giving effect to subsequent changes in value), when taken together with all other investments made pursuant to this clause (k) not to exceed $1,000,000; and

              (l) any other Investment made by the Company or any of its Subsidiaries with the consent of the Required Investors (such consent not to be unreasonably withheld).

8.4      MERGERS, CONSOLIDATIONS, SALES OF ASSETS AND ACQUISITIONS.

              (a) Merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it or sell, lease or sub-lease (as lessor or sub-lessor) or voluntarily transfer or otherwise dispose of all or substantially all of the assets (whether now owned or hereafter acquired) of the Company or any Subsidiary of the Company or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution);

              (b) Sell the Capital Stock of any Subsidiary;

              (c) Sell, convey, lease or sub-lease (as lessor or sub-lessor) or voluntarily transfer or otherwise dispose of, in one transaction or a series of transactions, any of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, other than the Capital Stock of any Subsidiary (an "ASSET SALE"); or

              (d) Purchase, lease or otherwise acquire all or substantially all of the business, property or assets of any Person, or Capital Stock of any Person, or any division, line of business or business unit of any Person (including, without limitation, (i) by the merger or consolidation of such Person into the Company or any of its Subsidiaries or by the merger of a Subsidiary of the Company into such Person and (ii) the purchase of proved reserves) (an "ACQUISITION");

except that:

                  (i) any wholly owned Subsidiary of the Company may be merged with or into the Company or any of the Company's other wholly owned Subsidiaries, or be liquidated, wound-up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to the Company or any of the Company's wholly owned Subsidiaries; provided, in the case of such a merger involving the Company, the Company shall be the continuing or surviving Person, and in the case of any other such merger, the Company or such wholly owned Subsidiary shall be the continuing or surviving Person;

                  (ii) the Company and its Subsidiaries may make Consolidated Capital Expenditures;

                  (iii) the Company and its Subsidiaries may sell or otherwise dispose of inventory (including oil and gas sold as produced and seismic data) or Permitted Investments in the ordinary course of business;

                  (iv) the Company and its Subsidiaries may make Asset Sales (including, without limitation, the sale of the Capital Stock of any Subsidiary) provided that (A) in addition to Asset Sales permitted by clauses (iii), (vi) and (viii), proved reserves sold in Asset Sales in any Fiscal Year do not represent more than 25% of the net present value of the Company's proved reserves determined as of the Company's most recent reserve report; or (B) the book value of assets (net of allowances for depreciation, amortization and depletion) sold in Asset Sales (other than those specified in clauses (iii), (iv)(A), (vi) and (viii) does not exceed $10,000,000 in any Fiscal Year;

                  (v) the Company and its Subsidiaries may make Acquisitions provided that the aggregate consideration paid (including any assumed liabilities) for any Acquisition does not exceed $12,500,000 (the "ACQUISITION LIMIT"), and provided further that, for each Fiscal Year from and after January 1, 2001, the Acquisition Limit shall be increased by $1,000,000 at the beginning of such Fiscal Year;

                  (vi) the Company and its Subsidiaries may make other Asset Sales and Acquisitions with the consent of the Required Investors (such consent not to be unreasonably withheld);

                  (vii) the Company or any of its Subsidiaries may make Asset Sales constituting the conveyance of Production Payments to the extent that (A) such conveyance is made to a Person providing financing for the Acquisition of proved reserves permitted by clause (v) of this
         Section 8.4 or (B) such conveyance applies to proved reserves theretofore owned by the Company or such Subsidiary and such conveyance constitutes an Asset Sale permitted by clause (iv)(A) of this Section 8.4;

                  (viii) the Company and its Subsidiaries may make Asset Sales of equipment which is replaced by equipment of equal suitability and value provided that the aggregate book value of such replacement equipment does not exceed $5,000,000 in any Fiscal Year;

                  (ix) any wholly owned Subsidiary of the Company may be merged into any other Person in connection with an Acquisition provided that such Acquisition would be permitted under clause (v) of this Section 8.4.; and

                  (x) the Company or any Subsidiary may make Asset Sales to any Subsidiary formed after the date hereof by the Company provided that the Company and such Subsidiary comply with the provisions of Section 7.8.

8.5 DIVIDENDS AND DISTRIBUTIONS; RESTRICTIONS ON ABILITY OF SUBSIDIARIES TO PAY DIVIDENDS.

              (a) In the case of the Company or any Subsidiary, declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any shares of its capital stock or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any shares of any class of its Capital Stock or set aside any amount for any such purpose; provided, however, that (i) any Subsidiary may declare and pay dividends or make other distributions to the Company, (ii) the Company may declare and pay dividends consisting entirely of capital stock of the Company, (iii) the Company may make cash payments in lieu of fractional shares in an aggregate amount not exceeding $100,000, (iv) the Company may declare and pay distributions effecting "poison pill" rights plans provided that any securities or rights so distributed have a nominal fair market value at the time of declaration and (v) the Company may consummate the Enron Repurchase on the terms set forth in the Enron Purchase Agreement as in effect on the date hereof.

              (b) Permit its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (i) pay any dividends or make any other distributions on its capital stock or any other interest or (ii) except as provided by Section 8.1(e) of this Agreement or Sections 6.01 and 6.03 of the Senior Credit Agreement (or similar no more restrictive limitations in other agreements evidencing permitted Senior Indebtedness) , make or repay any loans or advances to the Company or the parent of such Subsidiary.

8.6      TRANSACTIONS WITH AFFILIATES.

         Except as provided in the Transaction Documents and as set forth on
Schedule 8.6, sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates unless such transaction is on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than those that could be obtained at the time of such transaction on an arm's-length basis from a Person who is not an Affiliate and if such transaction involves an amount in excess of $500,000, such transaction has been approved by a majority of the members of the Board having no personal stake in such transaction; provided, however, that this Section 8.6 (i) shall not apply to transactions between a Subsidiary and the Company or any other Subsidiary, (ii) shall not prohibit any person serving as an officer, director, employee or consultant of the Company or any Subsidiary from (A) receiving reasonable compensation, benefits or indemnification in connection with his or her services in such capacity (except as otherwise included hereby), provided that any such compensation, benefits or indemnification are approved by a majority of the disinterested members of the Board or by the Compensation Committee, (B) receiving advances for travel or other business expenses made in the ordinary course of business or (C) participating in any benefit or compensation plan; and (iii) shall not restrict the Company from repaying to any director or its Affiliates when due on its scheduled maturity dates any Indebtedness for borrowed money permitted to be incurred in accordance with this Agreement.

8.7      BUSINESS OF COMPANY AND SUBSIDIARIES.

         Engage at any time in any business or business activity other than the Subject Business and business activities reasonably connected thereto.

8.8      SUBSIDIARY CAPITAL STOCK.

         Issue any shares or other units of any class of Capital Stock of any Subsidiary (other than directors' qualifying shares), except Capital Stock that is issued to the Company or any other wholly owned Subsidiary.

8.9      LIMITATION ON CERTAIN PAYMENTS AND PREPAYMENTS.

         Optionally prepay, repurchase or redeem or otherwise defease with respect to any Indebtedness of the Company or any Subsidiary that is payable to, or guaranteed by or otherwise credit-enhanced by, any Affiliate (other than a Subsidiary of the Company) of the Company or that is subordinated to the Notes; except that, to the extent this Section 8.9 is applicable, the Company may make optional prepayments under the Senior Credit Agreement provided that (i) the term loans thereunder shall only be paid in accordance with their scheduled maturities or in accordance with the mandatory repayment provisions set forth in the Senior Credit Agreement as in effect on the date hereof, (ii) the guarantees by Affiliates of the Company of such term loans shall remain outstanding until payment in full of such term loans and (iii) to the extent the revolving credit facility under the Senior Credit Agreement is so guaranteed or credit-enhanced no prepayment shall effect a permanent reduction in the amount of the revolving credit facility under the Senior Credit Agreement unless replaced by a revolving credit facility of at least the same amount.

8.10     TANGIBLE NET WORTH REQUIREMENT.

         Permit Tangible Net Worth at any time to be less than $26,000,000, increasing by (i) fifty percent (50%) of net income (excluding losses) of the Company subsequent to December 31, 1999 and (ii) one hundred percent (100%) of any increases in shareholders' equity resulting from the sale or issuance of stock in the Company subsequent to December 31, 1999.

8.11     EBITDA TO DEBT SERVICE RATIO.

         Permit the ratio of quarterly EBITDA to quarterly Debt Service to be less than 1.00 to 1.00 at any time.

8.12     CONSOLIDATED CAPITAL EXPENDITURES.

                  The Company shall not make Consolidated Capital Expenditures
(i) in the fiscal year ending December 31, 2000, in excess of $16,800,000 and
(ii) in any fiscal year thereafter, in excess of the Company's EBITDA for the immediately prior fiscal year, in each case unless such excess Consolidated Capital Expenditures are approved by the Board and at least one CB Capital Director votes in favor of such approval.

8.13     CERTAIN DOCUMENTS AND AGREEMENTS.

              (a) Permit any amendment or modification that is materially adverse to the Investors to the Enron Purchase Agreement.

              (b) Permit any waiver, supplement, modification, amendment, termination or release of any indenture, instrument or agreement pursuant to which any Indebtedness is outstanding in an aggregate amount of more than $500,000 that is payable to any Affiliate (other than a Subsidiary) of the Company or that is subordinated to the Notes, to the extent that any such waiver, supplement, modification, amendment, termination or release would be materially adverse to the Investors.

              (c) The Company shall not, and shall not permit any of its Subsidiaries to, amend, supplement or otherwise modify the terms of the Senior Credit Documents, or refinance, replace or refund the same (any agreement under which such refinancing, replacement or refunding is incurred being referred to as a "SENIOR REFINANCING Agreement"), without the prior consent of the Required Investors, if the effect of such amendment, supplement or other modification or such refinancing, replacement or refunding is to: shorten the scheduled maturity of any payment of any principal amount of the term loans under the Senior Credit Agreement or Senior Refinancing Agreement from the scheduled maturity thereof as in effect on the date hereof, provided that the foregoing shall not prohibit any acceleration (whether automatic or upon notice) of the scheduled maturity date based on the occurrence of any Event(s) of Default or mandatory prepayments as provided in the Senior Credit Agreement as in effect on the date hereof; or (ii) make more restrictive (except to the extent that any such covenant becomes more restrictive by its terms) any one or more of the financial covenants under the Senior Credit Agreement (or related definitions) as in effect on the date hereof (or any comparable provisions of any Senior Refinancing Agreement) or add any new financial covenant unless simultaneously with such amendment of the Senior Credit Agreement or any Senior Refinancing Agreement, this Agreement shall be deemed to be automatically amended in such a manner (including adding new financial covenants or revising existing financial covenants in each case preserving the current percentage setback) as shall make the provisions hereof similarly more restrictive on the Company and each Investor and the Company agree to promptly thereafter execute and deliver an amendment hereto that incorporates each such deemed amendment; provided that if after any covenants are made more restrictive an amendment to the Senior Credit Agreement or Senior Refinancing Agreement makes the financial covenants less restrictive, then this Agreement shall be deemed to be automatically amended in such a manner as shall make the provisions hereof similarly less restrictive, but in no event shall any amendment of this Agreement make the provisions less restrictive than the provisions existing as of the Closing Date or as amended thereafter other than pursuant to this Section 8.13(c).



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

                                   ARTICLE IX

                             SUBORDINATION OF NOTES

9.1      NOTES SUBORDINATE TO SENIOR INDEBTEDNESS.

         The Company hereby covenants and agrees (and to the extent applicable to clause (ii) below, shall cause such Subsidiary to agree), and the Investors by their acceptance of the Notes, likewise covenant and agree, that, to the extent and in the manner hereinafter set forth in this Article IX, the Indebtedness represented by (i) the Notes, the payment of the principal of (and premium, if any) and interest on the Notes (ii) any guaranty executed and delivered by a Subsidiary pursuant to Section 7.8 hereof and (iii) any other Obligations of the Company hereunder or under any of the Note Documents (collectively all such amounts being hereinafter referred to as the "SUBORDINATED OBLIGATIONS") are hereby expressly made subordinate and subject in right of payment to the prior indefeasible payment in full in cash of all Senior Indebtedness as set forth below.

         For the purposes of this Article IX, payments on account of the Subordinated Obligations shall include, without limitation, payments as a sinking fund for the Subordinated Obligations or in respect of a redemption, retirement, purchase or other acquisition of any of the Subordinated Obligations.

9.2      PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC.

              (a) In the event of (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company, or to its assets, or (ii) any proceeding for liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company, then and in any such event specified in (i), (ii) or (iii) above (each such event, if any, herein sometimes referred to as a "PROCEEDING") the holders of Senior Indebtedness shall be paid in full in cash or otherwise to the satisfaction of the holders of Senior Indebtedness of all amounts due or to become due on or in respect of all Senior Indebtedness before the holders of the Subordinated Obligations are entitled to receive any payment or distribution of any kind or character, whether in cash, property or securities, by set off or otherwise (except for securities excluded under Section 9.2(c)) on account of the Subordinated Obligations, and to that end the holders of Senior Indebtedness shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities (including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Notes) which may be payable or deliverable in respect of the Subordinated Obligations in any such Proceeding.

              (b) In the event that, notwithstanding the foregoing provisions of this Section 9.2, any holder of the Subordinated Obligations shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Subordinated Obligations), in violation of this Article IX, and if such violation shall have been known to such holder, such payment or distribution shall be paid over or delivered forthwith to the holders of Senior Indebtedness or such other Person who is agent for the holders of Senior Indebtedness for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

              (c) For purposes of this Article only, the words "CASH, PROPERTY OR SECURITIES" shall not be deemed to include securities of the Company as reorganized or readjusted, or securities of the Company or any other Person provided for by a plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a Proceeding under any applicable bankruptcy law which are subordinated in right of payment to all Senior Indebtedness which may at the time be outstanding to substantially the same extent as, or to a greater extent than, the Subordinated Obligations are so subordinated as provided in this Article IX.

9.3      NO PAYMENT WHEN SENIOR INDEBTEDNESS IN DEFAULT.

              (a) In the event that any Senior Payment Default with respect to any Senior Indebtedness shall have occurred and be continuing (including any Senior Payment Default arising upon any acceleration (whether automatic or upon notice) of Senior Indebtedness following the occurrence of a Senior Nonmonetary Default) or would result from any payment of the Subordinated Obligations, then, no payment or distribution of any kind or character, whether in cash, property or securities, by set-off or otherwise (including any payment which may be payable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Subordinated Obligations) shall be made by the Company, and no such payment or distribution shall be accepted by the Investors, on account of the Subordinated Obligations unless and until (i) such Senior Payment Default shall have been cured or waived in accordance with the agreement or instrument evidencing such Senior Indebtedness or shall have ceased to exist or (ii) the holders of such Senior Indebtedness or their duly authorized agents have waived the benefit of this Section 9.3(a) in writing or
(iii) all amounts then due and payable in respect of such Senior Indebtedness shall have been paid in full in cash (such period during which a Senior Payment Default continues being, a "PAYMENT BLOCKAGE PERIOD").

              (b) In the event that any Senior Nonmonetary Default shall have occurred and be continuing, then, upon the receipt by the Company and the Designated Holder of Subordinated Obligations of written notice of such Senior Nonmonetary Default (a "SENIOR NONMONETARY DEFAULT NOTICE") from any holder of Designated Senior Indebtedness, no payment or distribution of any kind or character, whether in cash, property or securities, by set-off or otherwise (including any payment which may be payable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Subordinated Obligations) shall be made by the Company or accepted by the Investors on account of the Subordinated Obligations during the period (the "NONMONETARY DEFAULT BLOCKAGE PERIOD") commencing on the date of receipt of such Senior Nonmonetary Default Notice and ending on the earlier of (a) the date on which such Senior Nonmonetary Default shall have been cured or waived in accordance with the agreement or instrument evidencing such Senior Indebtedness or shall have ceased to exist and any acceleration of such Senior Indebtedness shall have been rescinded or annulled or the Senior Indebtedness to which such Senior Nonmonetary Default relates shall have been discharged or (b) or the holders of such Senior Indebtedness or their agents have waived the benefits of this Section 9.3(b) in writing or (c) the 181st day after the date of receipt of such written notice; provided, however, that during any period of 360 consecutive days, the aggregate number of days during which a Nonmonetary Default Blockage Period shall be in effect shall not exceed 181 days and there shall be a period of at least 179 consecutive days in each such 360-day period when no Nonmonetary Default Blockage Period is in effect. For all purposes of this Section 9.3(b), no Senior Nonmonetary Default which existed or was continuing on the date of commencement of any Nonmonetary Default Blockage Period with respect to any Senior Indebtedness shall be, or be made, the basis for the commencement of a another Nonmonetary Default Blockage Period by the holders (or any agent or other representative thereof) of such Senior Indebtedness whether or not within a period of 360 consecutive days, unless such Senior Nonmonetary Default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Nonmonetary Default Blockage Period that, in either case, would give rise to a Senior Nonmonetary Default pursuant to any provisions under which a Senior Nonmonetary Default previously existed or was continuing shall constitute a new Senior Nonmonetary Default for this purpose).

              (c) In the event that, notwithstanding the foregoing, the Company or a trustee shall make any payment or distribution to the holders of Subordinated Obligations prohibited by the foregoing provisions of this Section 9.3, and if such fact shall have been known to the Investors, then such payment or distribution shall be deemed received by the Investors in trust for the benefit of the holders of Senior Indebtedness and shall promptly be paid over and delivered forthwith to the holders of such Senior Indebtedness or such other Person who is agent for the holders of such Senior Indebtedness.

              (d) The provisions of this Section shall not apply to any payment with respect to which Section 9.2 would be applicable.

              (e) Notwithstanding anything to the contrary contained herein, the Notes shall continue to accrue interest during any Payment Blockage Period or Nonmonetary Default Blockage Period at the rates provided hereunder or under the Notes.

              (f) If an Event of Default shall occur and be continuing at any time during the continuance of a Payment Blockage Period or a Nonmonetary Default Blockage Period, no holder of Subordinated Obligations shall ask, demand or sue for any payment or distribution or seek any other remedy (except as otherwise provided in paragraph (g) below) in respect of the Subordinated Obligations or commence or join in with any other creditor (other than the agent for the holders of Senior Indebtedness) in commencing any Proceeding prior to the earliest to occur of (i) acceleration of such Senior Indebtedness, (ii) the occurrence of an Event of Default specified in Sections 11.1(f) or (g) hereof or
(iii) the earliest to occur of (x) 181 days after the commencement of such Payment Blockage Period or Nonmonetary Blockage Period or (y) the expiration of such Payment Blockage Period or Nonmonetary Default Blockage Period.

              (g) Nothing in this Section 9.3 shall limit the rights of holders of Subordinated Obligations to accelerate the maturity of the Subordinated Obligations during a Payment Blockage Period or Nonmonetary Default Blockage Period; provided, however, that if, at the termination or expiration of such Payment Blockage Period or Nonmonetary Default Blockage Period, as the case may be, all existing Defaults and Events of Default, except non-payment of principal or interest that has become due solely because of acceleration (the "ACCELERATED Amount"), have been cured or waived, then the holders of Subordinated Obligations shall not take any action to collect, or exercise any remedies in respect of, the Accelerated Amount and, absent subsequent Defaults or Events of Defaults, the Accelerated Amount shall be paid in accordance with the original scheduled terms.

9.4      PAYMENT PERMITTED IF NO DEFAULT.

         Nothing contained in this Article or elsewhere in this Agreement or in any other Note Document shall prevent the Company, at any time except during any Proceeding referred to in Section 9.2 hereof or under the conditions described in Section 9.3 hereof, from making payments (including any payment which may be payable by reason of the payment of any other Indebtedness of the Company being subordinated to payment of the Subordinated Obligations) at any time on account of the Subordinated Obligations.

9.5      SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS.

              (a) Subject to the prior payment in full in cash of all Senior Indebtedness, the holders of the Subordinated Obligations shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article (equally and ratably with the holders of all Indebtedness of the Company which by its express terms is subordinated to indebtedness of the Company to substantially the same extent as the Subordinated Obligations are subordinated and is entitled to like rights or subrogation) to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of (and premium, if any) and interest on the Subordinated Obligations shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the holders of the Subordinated Obligations would be entitled except for the provisions of this Article to the holders of Senior Indebtedness by the holders of the Subordinated Obligations, shall, as among the Company, its creditors other than holders of Senior Indebtedness and the holders of the Subordinated Obligations, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

              (b) If any payment by the Company in respect of Senior Indebtedness must be disgorged by any holder of Senior Indebtedness as a result of any action under the United States Bankruptcy Code or other debtor relief law, the obligations in respect of which such payment was made shall continue to constitute Senior Indebtedness and shall remain entitled to the benefit of the provisions of this Article IX. Without limitation of the foregoing, in the event of any such disgorgement by a holder of Senior Indebtedness, all holders of Subordinated Obligations, if any, who have become subrogated to the rights of such holder of Senior Indebtedness pursuant to this Section 9.5 and have obtained payment from the Company through the exercise of such subrogation rights shall disgorge and pay to such holder of Senior Indebtedness any payment so obtained, to the extent of the payment or payments disgorged by such holders of Senior Indebtedness.

9.6      PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS.

         The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the holders of the Subordinated Obligations on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Agreement or in any other Note Document is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the holders of the Subordinated Obligations, the obligation of the Company, which is absolute and unconditional, to pay to the holders of the Subordinated Obligations the principal of (and premium, if any) and interest on the Notes as and when the same shall become due and payable in accordance with its terms and the terms of this Agreement; or (b) affect the relative rights against the Company of the holders of the Subordinated Obligations and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the holders of the Subordinated Obligations from exercising all remedies otherwise permitted by Applicable Law upon default under this Agreement, subject to the rights, if any, under this Article of the holders of Senior Indebtedness and subject further to the provisions of Sections 9.3(f) and (g).

9.7      NO WAIVER OF SUBORDINATION PROVISIONS.

              (a) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

              (b) Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the holders of the Subordinated Obligations, without incurring responsibility to the holders of the Subordinated Obligations and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the holders of the Subordinated Obligations to the holders of Senior Indebtedness, do any one or more of the following: (i) except as otherwise provided in Section 8.12(c), change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness, or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) release any Person liable in any manner for the collection of Senior Indebtedness; and (iii) exercise or refrain from exercising any rights against the Company and any other Person.

9.8      NOTICE TO INVESTORS.

              (a) The Company shall give prompt written notice to the holders of Subordinated Obligations of any fact known to the Company which would prohibit the making of any payment or distribution to the holders of Subordinated Obligations in respect of the Subordinated Obligations. Notwithstanding the provisions of this Article or any other provision of this Agreement, insofar as the rights of the holders of Senior Indebtedness are concerned, the holders of Subordinated Obligations shall be charged with knowledge of the existence of any facts actually known to them (notwithstanding the absence of any such notice from the Company) which would prohibit the making of any payment to the holders of Subordinated Obligations in respect of the Subordinated Obligations; provided, however, that the foregoing shall not affect the requirement of a Senior Nonmonetary Default Notice to initiate a Nonmonetary Default Blockage Period under Section 9.3(b).

              (b) The holders of Subordinated Obligations shall be entitled to rely on the delivery to them of any written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee or agent therefor) to establish that such notice has been given by a holders of Senior Indebtedness (or a trustee or agent therefor) entitled to deliver any notice under this Article. In the event that the holders of Subordinated Obligations determine in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the holders of Subordinated Obligations may request such Person to furnish evidence to the reasonable satisfaction of the holders of Subordinated Obligations as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the holders of Subordinated Obligations may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

9.9      RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT.

         Upon any payment or distribution of assets of the Company referred to in this Article, the holders of Subordinated Obligations shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such Proceeding, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the payment or distribution, delivered to the Investors, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

9.10     HOLDERS OF SENIOR INDEBTEDNESS AS THIRD PARTY BENEFICIARY.

         The provisions of this Article IX (i) are intended for the benefit of the holders of Senior Indebtedness (ii) shall be deemed to be a continuing offer to all holders of Senior Indebtedness to act in reliance on such provisions (but such reliance shall not be required to be proven to receive the benefits hereof) and (iii) may be enforced against the Company and the holders of Subordinated Obligations by the holders of Senior Indebtedness.

                                   ARTICLE X

                             TRANSFER OF SECURITIES

10.1     RESTRICTION ON TRANSFER.

         The Restricted Securities shall not be transferable except a holder of Restricted Securities may transfer such Restricted Securities upon the conditions specified in this Article X, which conditions are intended to ensure compliance with the provisions of the Securities Act in respect of the transfer thereof; provided, however, that any such transfer shall be subject to the restrictions contained in the Warrant Agreement and the Shareholders Agreement and any transferee, by acceptance of the Restricted Securities, will be deemed to have agreed to be bound by and entitled to the benefits of Section 12.15; and provided, further, that neither the rights of any Investor under the Note Documents nor the Purchased Securities nor any part thereof or participation therein may be transferred or assigned to a Competitor, and the Notes may not be transferred or assigned in aggregate principal amounts of less than $1,000,000.

10.2     RESTRICTIVE LEGENDS.

         Each certificate for the Restricted Securities, and each certificate for any such securities issued to subsequent transferees of any such certificate shall (unless otherwise permitted by the provisions of Section 10.3 hereof) be stamped or otherwise imprinted with a legend in substantially the following form:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR APPLICABLE STATE SECURITIES OR BLUE SKY LAWS. ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE SECURITIES PURCHASE AGREEMENT DATED AS OF DECEMBER ___, 1999, AMONG THE ISSUER HEREOF AND CERTAIN OTHER SIGNATORIES THERETO, AND NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. UPON THE FULFILLMENT OF CERTAIN OF SUCH CONDITIONS, THE ISSUER HEREOF HAS AGREED TO DELIVER TO THE HOLDER HEREOF A NEW CERTIFICATE, NOT BEARING THIS LEGEND, FOR THE SECURITIES REPRESENTED HEREBY REGISTERED IN THE NAME OF THE HOLDER HEREOF. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD

                  OF THE CERTIFICATE TO THE SECRETARY OF THE ISSUER HEREOF."

10.3     NOTICE OF TRANSFER.

              (a) Each holder shall, prior to any Transfer of any Restricted Securities, give 5 Business Days prior written notice (or, if such 5 Business Day notice period is not reasonably practicable, such notice as is reasonably practicable), to the Company of such holder's intention to effect such Transfer and to comply in all other respects with the provisions of this Section 10.3 in making such proposed Transfer. Each such notice shall describe the manner and circumstances of the proposed Transfer. Upon request by the Company, the holder delivering such notice shall deliver a written opinion, addressed to the Company, of counsel for such holder (which may be one of its internal counsels), stating that in the opinion of such counsel (which opinion must be reasonably satisfactory to the Company) such proposed Transfer does not involve a transaction requiring registration of such Restricted Securities under the Securities Act. Such holder shall thereupon be entitled to Transfer the Restricted Securities in accordance with the terms of the notice delivered to the Company, if the Company does not reasonably object to such Transfer and request such opinion, within five days after delivery of such notice or, if the Company does request such opinion, upon its receipt thereof. Each certificate or other instrument evidencing the securities issued upon the Transfer of any Restricted Securities (and each certificate or other instrument evidencing any untransferred balance of such Restricted Securities) shall bear the legend set forth in Section 10.2 above unless (i) such opinion of counsel is to the effect that registration of any future Transfer is not required by the applicable provisions of the Securities Act or (ii) the Company shall have waived the requirement of such legend.

              (b) Notwithstanding the foregoing provisions of this Section 10.3, the restrictions imposed by Section 10.3(a) upon the transferability of any Restricted Securities shall cease and terminate when (i) such Restricted Securities are sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act or as otherwise contemplated by paragraph (a) above in a manner that does not require that the Restricted Securities so transferred continue to bear the legend set forth in Section 10.2 above or (ii) the holder of such Restricted Securities has met the requirements for Transfer of such Restricted Securities under Rule 144(k). Whenever the restrictions imposed by this Section shall terminate, upon the written request of the holder of any Restricted Securities as to which such restrictions have terminated, as promptly as practicable but in any event within ten (10) Business Days of receipt of such request, the Company shall, without charge, issue, register and deliver a new instrument not bearing the restrictive legend set forth in Section 10.3 above and not containing any other reference to the restrictions imposed by this Section.

                                   ARTICLE XI

                                EVENTS OF DEFAULT

11.1     DEFAULTS.

         The occurrence of one or more of the following events shall constitute an "EVENT OF DEFAULT":

              (a) Payment of Principal. The Company shall fail to make any payment of principal on the Notes when and as the same shall become due and payable including at the due date thereof, by acceleration or otherwise;

              (b) Payment of Interest and Fees. The Company shall fail to make any payment of interest on any Note, or any fee or any other amount payable hereunder or under the Notes when and as the same shall become due and payable including at the due date thereof, by acceleration or otherwise, and such failure shall continue unremedied for five (5) Business Days after the due date thereof;

              (c) Covenant Defaults. The Company or any of its Subsidiaries shall default in the due observance or performance of any covenant or agreement to be observed or performed under this Agreement or any Note Document (other than a covenant which is dealt with specifically elsewhere in this Section 11.1) and such default shall continue unremedied for thirty (30) days after the earlier of (i) notice thereof from the Required Investors and (ii) a Responsible Officer of the Company or such Subsidiary becoming aware of such default;

              (d) Misrepresentations. Any representation, warranty or certification by or on behalf of the Company or any of its Subsidiaries or a Responsible Officer made or furnished in writing to the Investors by or on behalf of the Company or any of its Subsidiaries in this Agreement, any of the other Transaction Documents or any instrument, certificate or financial statement furnished (in compliance with or in reference thereto) proves to have been false or misleading in any material respect when made or furnished;

              (e) Other Defaults. The Company or any of its Subsidiaries shall fail to pay when due any amount in excess of $3,750,000 payable with respect to any Indebtedness and such failure shall continue beyond any applicable period of grace, or any other event shall occur or condition shall exist in respect of any Material Indebtedness or under any evidence of any such Material Indebtedness or of any mortgage, indenture or other agreement relating thereto, and such other event or condition shall have caused the acceleration of the payment of such Material Indebtedness and such Material Indebtedness shall not have been paid in full within six (6) Business Days of the date of such acceleration;

              (f) Voluntary Insolvency and Related Proceedings. The Company or any of its Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, or any other federal, state or foreign bankruptcy, insolvency or similar law, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for, consent to the appointment of, or a court of competent jurisdiction shall enter an order appointing, a receiver, trustee, custodian, sequestrator or officer with similar powers of itself or for any substantial part of its property or assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) fail generally to pay its debts as they become due
(vii) shall be adjudicated insolvent or (viii) take any corporate or stockholder action in furtherance of any of the foregoing;

              (g) Involuntary Insolvency and Related Proceedings. (i) An involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (x) relief in respect of the Company or any of its Subsidiaries or of any substantial part of the property or assets thereof, under Title 11 of the United States Code or any other federal, state or foreign bankruptcy, insolvency or similar law, (y) the appointment of a receiver, trustee, custodian, sequestrator or similar official for any such Person or for any substantial part of its property or (z) the winding-up or liquidation of any such Person, and any such proceeding, petition or order shall continue unstayed and in effect for a period of sixty (60) consecutive days or
(ii) a warrant of attachment, execution or similar process shall be issued against any substantial part of the Property of the Company or any of its Subsidiaries and the enforcement of such attachment, execution or similar process is not stayed pending appeal;

              (h) ERISA. A Reportable Event shall occur which the Requisite Investors, in its or their sole discretion, shall determine in good faith constitutes grounds for the termination by the Pension Benefit Guaranty Corporation of any Plan or for the appointment by the appropriate United States district court of a trustee for any Plan, or if any Plan shall be terminated or any such trustee shall be requested or appointed, or if the Company or any of its Subsidiaries is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from the Company or such Subsidiary's complete or partial withdrawal from such Plan;

              (i) Challenge to Agreement. This Agreement or any other Note Document shall cease to be in full force and effect and enforceable in accordance with its terms, or the Company or any of its Subsidiaries shall assert the invalidity of any of the foregoing; or

              (j) Judgments. A judgment or judgments for the payment of money in excess of $2,500,000 in the aggregate shall be rendered against the Company and the same shall not (i) be fully covered by insurance or other comparable bond, or (ii) within sixty (60) days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within sixty (60) days after the expiration of any such stay; then, and in any such event (other than an event described in paragraphs (f) or (g) above), and at any time thereafter during the continuance of such event, the Required Investors may, take any of the following actions and at the same or different times: (i) declare the Notes (if outstanding) to be forthwith due and payable, whereupon the entire unpaid principal of the Notes, together with accrued but unpaid interest thereon and all other Obligations, shall become forthwith due and payable in full in cash, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Company, anything contained herein or in any other Note Document to the contrary notwithstanding, or (ii) exercise any and all other remedies provided under any Note Document upon the occurrence and continuance of an Event of Default;

provided, however, that with respect to the occurrence of an Event of Default described in paragraphs (f) or (g) above, the principal of the Notes, together with accrued but unpaid interest and fees thereon and any other liabilities of the Company and any of their Subsidiaries accrued hereunder or any other Note Document, shall automatically become due and payable in full in cash, all without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company, anything contained herein or in any other Note Document to the contrary notwithstanding.


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

                                   ARTICLE XII

                                  MISCELLANEOUS

12.1     NOTICES.

         All notices, demands and requests of any kind to be delivered to any party hereto in connection with this Agreement shall be (a) delivered personally, (b) sent by nationally-recognized overnight courier, (c) sent by first class, registered or certified mail, return receipt requested or (d) sent by facsimile, in each case to such party at its address as follows:

                  (i)  if to the Company, to:

                           Carrizo Oil & Gas, Inc.
                           14811 St. Mary's Lane, Suite 148
                           Houston, Texas  77079
                           Attention:  Chief Financial Officer
                           Telephone No.:  (281) 496-1352
                           Telecopier No.:  (281) 496-1251


                  with a copy to:

                           Baker & Botts, L.L.P.
                           One Shell Plaza
                           910 Louisiana
                           Houston, Texas  77002-4915
                           Attention:  Gene Oshman, Esq.
                           Telephone No.:  (713) 229-1178
                           Telecopier No.:  (713) 229-1522

                  (ii) if to any Investor, to such Investor's address set forth in Schedule 1.1 hereto.

                  Any notice, demand or request so delivered shall constitute valid notice under this Agreement and shall be deemed to have been received (A) on the day of actual delivery in the case of personal delivery, (B) on the next Business Day after the date when sent in the case of delivery by nationally-recognized overnight courier, (C) on the fifth Business Day after the date of deposit in the U.S. mail in the case of mailing or (D) upon receipt in the case of a facsimile transmission or the next Business Day is such day is not a Business Day. Any party hereto may from time to time by notice in writing served upon the other as aforesaid designate a different mailing address or a different person to which all such notices, demands or requests thereafter are to be addressed.

12.2     SURVIVAL OF AGREEMENT.

         All agreements, representations and warranties contained herein or made in writing by or on behalf of the Company in connection with the transactions contemplated hereby shall survive



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

the execution and delivery of this Agreement and the other Transaction Documents without limit; provided, however, that for purposes of the indemnification contained in Section 12.5 but without affecting the rights of the holders of the Notes under Section 11.1 (including, without limitation, Section 11.1(d)), the representations and warranties set forth in Article IV (other than Sections 4.2, 4.3 and 4.19) shall survive until the third anniversary of the Closing Date (the "SURVIVAL DATE"). No termination or cancellation (regardless of cause or procedure) of this Agreement shall in any way affect or impair the powers, obligations, duties, rights and liabilities of the parties hereto in any way with respect to any transaction or event occurring prior to such termination or cancellation, or any of the representations contained in this Agreement and the other Transaction Documents and all such undertakings, agreements, covenants, warranties and representations shall survive such termination or cancellation as provided above. The Company further agrees that to the extent the Company makes a payment or payments to the Investors as holders of Notes under this Agreement or any other Transaction Document, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or similar state or United States federal law, common law or equitable cause, then to the fullest extent permitted by applicable law, to the extent of such payment or repayment, the Obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been received by the Investors. The Investors shall be entitled to rely upon, and shall be deemed to have relied upon, all representations, warranties and covenants to be performed prior to the Closing Date contained in any Transaction Document, notwithstanding any knowledge of the Investors to the contrary, or any contrary information delivered to the Investors by the Company or any other Person.

12.3     SUCCESSORS AND ASSIGNS.

         Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party, and all covenants, promises and agreements by or on behalf of the Company or the Investors that are contained in the Transaction Document shall bind and inure to the benefit of their respective successors and permitted assigns except that the Company shall not assign its rights or obligations hereunder without the consent of the Required Investors. Each Investor shall have the right, subject to the provisions of Article X hereof, to assign or otherwise transfer its rights under this Agreement (in connection with the transfer of Restricted Securities) or any Purchased Securities held by it.

12.4     EXPENSES OF THE INVESTORS.

         The Company shall pay (a) all out-of-pocket expenses reasonably incurred by the Investors (including, without limitation, the reasonable fees, charges and disbursements of counsel for the Investors and any auditors, accountants, appraisers, consultants, advisors and agents employed or retained by the Investors) in connection with (i) the preparation, execution and delivery of this Agreement and the other Transaction Documents, (ii) the purchase of the Purchased Securities hereunder (including the Investors' due diligence investigation in connection therewith) and (iii) all filings by any Investor required to be made by the Commission in connection with the transactions contemplated by the Transaction Documents and (b) all out-of-pocket expenses incurred by the Investors, including the fees, charges and disbursements of counsel for the Investors, in connection with the enforcement or protection of the Investors'



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rights under the provisions of any Transaction Document provided that the
Investors prevail in any such enforcement proceedings. The expenses of any exercise by any Investor of its rights of inspection and visitation under
Section 7.7 shall not be borne by the Company; provided, however, that (i) the Required Investors shall be entitled to make, or designate representatives to make, two visits and inspections per year at the expense of the Company (provided that the aggregate amount of such expenses shall not exceed $2,500 per visit) and (ii) the Company shall bear all expenses of any visit or inspection if a Default has occurred and is continuing at the time of such visit or inspection.

12.5     INDEMNIFICATION.

              (a) In addition to all rights and remedies available to the Investors at law or in equity, the Company shall indemnify the Investors and their affiliates, stockholders, officer, directors, employees, agents, representatives, counsel, successors and permitted assigns (collectively, the "INDEMNIFIED PERSONS") and save and hold each of them harmless against and pay on behalf of or reimburse such party as and when incurred for any loss (excluding any tax and any diminution in value of the Notes), liability, demand, claim, action, cause of action, cost, damage, deficiency, penalty, fine or expense, whether or not arising out of any claims by or on behalf of the Company or any third party, including interest, penalties, reasonable attorneys' fees and expenses and all amounts paid in investigation, defense or settlement of any of the foregoing (collectively, "LOSSES") which any such party may suffer, sustain or become subject to, to the extent arising out of or as a result of:

                  (i) any misrepresentation or breach of a representation or warranty on the part of the Company under Article IV of this Agreement;

                  (ii) any nonfulfillment or breach of any covenant or agreement on the part of the Company under this Agreement or any other Transaction Document;

                  (iii) any action, demand, proceeding, investigation or claim by any third party (including, without limitation, governmental agencies) against any Indemnified Person that, if successful, would give rise to or evidence the existence of or relate to a breach of any of the representations, warranties or covenants of the Company; and

                  (iv) any action, demand, proceeding, investigation or claim by any third party (including, without limitation, governmental agencies) against any Indemnified Person relating to or arising from Environmental Laws (including without limitation relating to or arising from any Hazardous Material regarding the Company or its Subsidiaries and relating to the Company or its Subsidiaries or any predecessor thereto or any of the operators, properties or assets of any of them).

              (b) Notwithstanding the foregoing, and subject to the following part of this sentence, upon judicial determination, which is final and no longer appealable, that the act or omission giving rise to the indemnification hereinabove provided resulted primarily out of or was based primarily upon the Indemnified Person's gross negligence, fraud or willful misconduct (unless such action was based upon the Indemnified Person's reliance in good faith upon any of the representations, warranties, covenants or promises made by the Company in the Transaction

Documents) by the Indemnified Person, the Company shall not be responsible for any Losses sought to be indemnified in connection therewith, and the Company shall be entitled to recover from the Indemnified Person all amounts previously paid in full or partial satisfaction of such indemnity with interest thereon at the rate of interest borne by the Notes, together with all costs and expenses of the Company reasonably incurred in effecting such recovery, if any.

              (c) All indemnification rights hereunder shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby without limit, regardless of any investigation, inquiry or examination made for or on behalf of, or any knowledge of the Investors and/or any of the Indemnified Persons or the acceptance by the Investors of any certificate or opinion; provided, however that any Indemnified Person shall be required to assert any claim for indemnification in respect of Losses to the extent arising out of or as a result of any representation or warranty referred to in clause (i) or (iii) of Section 12.5(a) on or prior to the Survival Date, if any, applicable to such representation or warranty.

              (d) The indemnity obligations that the Company have under this
Section 12.5 shall be in addition to any liability that the Company may otherwise have. The Company further agrees that the indemnification commitment set forth in this Agreement shall apply whether or not the Indemnified Person is a formal party to any such lawsuits, claims or other proceedings.

              (e) (e) Any indemnification of the Investors or any other Indemnified Person by the Company pursuant to this Section 12.5 shall be effected by wire transfer of immediately available funds from the Company to an account designated by the Investors or any other Indemnified Person within fifteen (15) days after the determination thereof.

12.6     THIRD PARTY CLAIMS.

              (a) If any claim (a "THIRD PARTY CLAIM") is asserted against an Indemnified Person and such Indemnified Person intends to seek indemnification hereunder from the Company (the "INDEMNIFYING PERSON"), then such Indemnified Person shall give notice of the Third Party Claim to the Indemnifying Person as soon as practicable after the Indemnified Person has reason to believe that the Indemnifying Person will have an indemnification obligation with respect to such Third Party Claim and shall provide the Indemnifying Person with all papers served with respect to such Third Party Claim. Such notice shall describe in reasonable detail, to the extent known, the nature of the Third Party Claim, an estimate of the amount of damages attributable to the Third Party Claim and the basis of the Indemnified Person's request for indemnification under this Agreement. The failure of the Indemnified Person to so notify the Indemnifying Person of the Third Party Claim shall not relieve the Indemnifying Person from any duty to indemnify hereunder unless and to the extent that the Indemnifying Person demonstrates that the failure of the Indemnified Person to promptly notify it of such Third Party Claim prejudiced its ability to defend such Third Party Claim; provided, that the failure of the Indemnified Person to notify the Indemnifying Person shall not relieve the Indemnifying Person from any liability which it may have to the Indemnified Person otherwise than under this Agreement. Thereafter, the Indemnified Person shall deliver to the Indemnifying Person, within five business days after the Indemnified Person's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Person relating to the Third Party Claim.

              (b) The Indemnifying Person shall have the right to participate in, or assume control of, and the Indemnifying Person's insurance carrier shall have the right to participate in, the defense of the Third Party Claim at its own expense by giving prompt written notice to the Indemnified Person, using counsel of its choice reasonably acceptable to the Indemnified Person. If it elects to assume control of the defense of such Third Party Claim, the Indemnifying Person shall defend such Third Party Claim by promptly and vigorously prosecuting all appropriate proceedings to a final conclusion or settlement. After notice from the Indemnifying Person to the Indemnified Person of its election to assume the defense of such Third Party Claim, the Indemnified Person shall have the right to participate in the defense of the Third Party Claim using counsel of its choice, but the Indemnifying Person shall not be liable to the Indemnified Person hereunder for any legal or other expenses subsequently incurred by the Indemnified Person in connection with its participation in the defense thereof unless (i) the employment thereof has been specifically authorized in writing by the Indemnifying Person, (ii) the Indemnifying Person fails to assume the defense or diligently prosecute the Third Party Claim or (iii) there shall exist or develop a conflict that would ethically prohibit counsel to the Indemnifying Person from representing the Indemnified Person. If requested by the Indemnifying Person, the Indemnified Person agrees to cooperate with the Indemnifying Person and its counsel in contesting any Third Party Claim that the Indemnifying Person elects to contest, including the making of any related counterclaim against the Third Party asserting the Third Party Claim or any cross-complaint against any Person, in each case only if and to the extent that any such counterclaim or cross-complaint arises from the same actions or facts giving rise to the Third Party Claim. The Indemnifying Person shall have the right, acting in good faith and with due regard to the interests of the Indemnified Person, to control all decisions regarding the handling of the defense without the consent of the Indemnified Person, but shall not have the right to admit liability with respect to, or compromise, settle or discharge any Third Party Claim or consent to the entry of any judgment with respect to such Third Party Claim without the consent of the Indemnified Person, which consent shall not be unreasonably withheld, unless such settlement, compromise or consent includes an unconditional release of the Indemnified Person from all liability and obligations arising out of such Third Party Claim and which would not otherwise adversely affect the Indemnified Person.

              (c) If the Indemnifying Person fails to assume the defense of a Third Party Claim within thirty (30) days after receipt of written notice of the Third Party Claim, then the Indemnified Person shall have the right to defend the Third Party Claim by promptly and vigorously prosecuting all appropriate proceedings to a final conclusion or settlement. The Indemnifying Person shall have the right to participate in the defense of the Third Party Claim using counsel of its choice, but the Indemnified Person shall not be liable to the Indemnifying Person hereunder for any legal or other expenses incurred by the Indemnifying Person in connection with its participation in the defense thereof. If requested by the Indemnified Person, the Indemnifying Person agrees to cooperate with the Indemnified Person and its counsel in contesting any Third Party Claim that the Indemnified Person elects to contest, including the making of any related counterclaim against the Third Party asserting the Third Party Claim or any cross-complaint against any Person, in each case only if and to the extent that any such counterclaim or cross-complaint arises from the same actions or facts giving rise to the Third Party Claim. The Indemnified Person shall have the right, acting in good faith and with due regard to the interests of the Indemnifying Person, to control all decisions regarding the handling of the defense without the consent of the Indemnifying Person, but shall not have the right to



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compromise or settle any Third Party Claim or consent to the entry of any judgment with respect to such Third Party Claim without the consent of the Indemnifying Person, which consent shall not be unreasonably withheld, unless such settlement, compromise or consent includes an unconditional release of the Indemnifying Person from all liability and obligations arising out of such Third Party Claim.

12.7     GOVERNING LAW.

              (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER IN THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

              (b) THE PARTIES TO THIS AGREEMENT AGREE THAT JURISDICTION AND VENUE IN ANY ACTION BROUGHT BY ANY PARTY HERETO PURSUANT TO THIS AGREEMENT SHALL LIE IN ANY FEDERAL OR STATE COURT LOCATED IN THE STATE OF NEW YORK OR THE STATE OF TEXAS. BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THEMSELVES AND IN RESPECT OF THEIR PROPERTY WITH RESPECT TO SUCH ACTION. THE PARTIES HERETO IRREVOCABLY AGREE THAT VENUE WOULD BE PROPER IN SUCH COURT, AND HEREBY WAIVE ANY OBJECTION THAT SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF SUCH ACTION.

              (c) THE COMPANY HEREBY AGREES THAT SERVICE UPON THEM BY REGISTERED OR CERTIFIED MAIL (RETURN RECEIPT REQUESTED) SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE INVESTORS TO BRING PROCEEDINGS AGAINST THE COMPANY IN THE COURTS OF ANY OTHER JURISDICTION.

              (d) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY, THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT, THE TRANSACTION DOCUMENTS OR ANY DOCUMENTS RELATED HERETO.

12.8     WAIVERS; AMENDMENTS.

              (a) No failure or delay of the Investors in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or


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power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Investors hereunder are cumulative and not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or any other Transaction Document or consent to any departure by the Company therefrom shall in any event be effective unless the same shall be authorized as provided in paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

              (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Company and the Required Investors; provided that no such amendment, waiver or modification shall (i) reduce the principal amount of any Note or reduce the rate of interest thereon, without the written consent of each Investor affected thereby, (ii) postpone the scheduled date of payment of the principal amount of any Note, or any interest thereon, or reduce the amount of, waive or excuse any such payment, without the written consent of each Investor affected thereby, (iii) change Section 3.2(e) hereof in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Investor, (iv) change any of the provisions of this Section 12.8 or the definition of "Required Investors" or any other provision hereof specifying the number or percentage of Investors required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Investor or (v) increase the obligations of any Investor or otherwise disproportionately adversely affect any of the rights of any Investor under this Agreement, without the written consent of each Investor affected thereby.

12.9     INDEPENDENCE OF COVENANTS.

         All covenants hereunder shall be given in any jurisdiction independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

12.10    NO FIDUCIARY RELATIONSHIP; NO DUTY OF DESIGNATED HOLDER.

              (a) No provision in this Agreement or in any of the other Transaction Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty by the Investors to the Company other than any fiduciary duty any Investor may have as a member of the Board of Directors of the Company.

              (b) The Designated Holder of Subordinated Obligations (i) is being designated under this Agreement for the convenience of the holders of Designated Senior Indebtedness in connection with the giving of notices under Section 9.3 and (ii) does not constitute the agent, trustee or other fiduciary or representative of any other holder of Subordinated Obligations. The Designated Holder of Subordinated Obligations shall not have any duties or obligations to any holder of Subordinated Obligations, whether for the retransmission of any notice under Section 9.3


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

or otherwise, and each such holder, by its acceptance of any Subordinated Obligations, expressly disclaims any duty or obligation.

12.11    NO DUTY.

         All attorneys, accountants, appraisers, and other professional Persons and consultants retained by the Investors shall have the right to act exclusively in the interest of the Investors and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Company or any of it's shareholders or any other Person.

12.12    CONSTRUCTION.

         The Company and the Investors acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Transaction Documents with its legal counsel and that this Agreement and the other Transaction Documents shall be construed as if jointly drafted by the Investors and the Company.

12.13    SEVERABILITY.

         Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any Applicable Law in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, and such invalid, void or otherwise unenforceable provisions shall be null and void. It is the intent of the parties, however, that any invalid, void or otherwise unenforceable provisions be automatically replaced by other provisions which are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable to the fullest extent permitted by Applicable Law.

12.14    COUNTERPARTS.

         This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract.

12.15    CONFIDENTIALITY.

         For the purposes of this Section 12.15, "CONFIDENTIAL INFORMATION" means information delivered to any Investor by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement (including, without limitation, any information regarding the transactions contemplated hereby provided prior to the Closing
Date), provided that such term does not include information that (a) was publicly known or otherwise known to such Investor prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by any Investor or any Person acting on its behalf, or (c) otherwise becomes known to any Investor other than through disclosure by the Company or any Subsidiary. Each Investor will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Investor in good faith to protect confidential information of third parties delivered to such Investor, provided that such Investor


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

may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by the Purchased Securities, including, without limitation, acting as an Observer (as defined in the Shareholders Agreement)), (ii) its financial advisors and other professional advisors who are made aware of the confidential nature of such information, (iii) any other holder of Purchased Securities, (iv) any institutional investor to which any Investors sells or offers to sell Purchased Securities or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 12.15), (v) any Person from which such Investor offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 12.15), (vi) any federal or state regulatory authority having jurisdiction over such Investor, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about its investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Investor, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Investor is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Investor may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under the Notes and this Agreement. Each holder of Purchased Securities, by its acceptance of Purchased Securities, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 12.15 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of Purchased Securities of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee, such holder will enter into an agreement with the Company embodying the provisions of this Section 12.15. Notwithstanding anything to the contrary contained herein, no Person may disclose any information that such Person knows was received in violation of the last sentence of Section 2.6(c) of the Shareholders Agreement.

12.16    HEADINGS.

         Article and Section headings and the Table of Contents used herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

12.17    ENTIRE AGREEMENT.

         This Agreement and the agreements and documents referred to herein contain the entire agreement of the parties and supersede any and all prior agreements among the parties with respect to the subject matter hereof (including, without limitation, the Commitment Letter and Term Sheet dated December 1, 1999 between the Company and Chase Capital Partners and the Confidentiality Agreement dated November 1, 1999 between the Company and Chase Capital Partners).

                                     * * * *




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


                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized officers, all as of the day and year first above written.



                                      COMPANY

                                      CARRIZO OIL & GAS, INC.


                                      By: /s/ S. P. Johnson IV
                                          ------------------------------------
                                          Name:  S. P. Johnson IV
                                          Title: President



                                      INVESTORS


                                      CB CAPITAL INVESTORS, L.P.

                                      By: CB Capital Investors, Inc.,
                                           its General Partner


                                      By:  /s/ Christopher Behrens
                                           -------------------------------------
                                          Name:  Christopher Behrens
                                          Title: General Partner


                                      /s/ Douglas A. P. Hamilton
                                      ------------------------------------------
                                      Douglas A. P. Hamilton


                                      /s/ Paul B. Loyd, Jr.
                                      ------------------------------------------
                                      Paul B. Loyd, Jr.


                                      /s/ Steven A. Webster
                                      ------------------------------------------
                                      Steven A. Webster

[Securities Purchase Agreement]

                                MELLON VENTURES, L.P.


                                By:  MVMA, L.P., its general partner


                                     By:  MVMA, Inc., its general partner


                                          By:  /s/ John P. Shoemaker
                                               ---------------------------------
                                                Name:  John P. Shoemaker
                                                Title: Managing Director




[Securities Purchase Agreement]